Exhibit 10.54

OFFICE LEASE

This lease (“Lease”) is made as of January 6, 2006 by and between the Landlord and the Tenant named below.

ARTICLE 1. BASIC LEASE TERMS

For the purposes of this Lease the following underlined terms shall have the meanings set forth below:

1.1 LANDLORD. RMC MIDWAY WALNUT, LP

1.2 TENANT. PC CONNECTION SALES OF MASSACHUSETTS, INC.

1.3 BUILDING. That certain office building commonly known as the Midway Atrium III located at 14295 Midway Road, in the City of Addison, Dallas County, Texas 75001. The Building and the land on which the Building is situated together with all other buildings, structures, fixtures and other improvements located thereon from time to time are collectively referred to herein as the “Property”.

1.4 LEASED PREMISES. That portion of the Building highlighted on the Site Plan attached to this Lease as Exhibit “A”, on the floor(s) indicated thereon, resulting in an aggregate area hereby deemed to consist of 10,729 rentable square feet in the Building, commonly referred to as Suite 100.

1.5 LEASE TERM. Forty-eight (48) months, beginning on the Commencement Date; provided that if the Commencement Date is a date other than the first (1st) day of a calendar month, the Lease Term shall be said number of months in addition to the remainder of the calendar month following the Commencement Date.

1.6 COMMENCEMENT DATE. The Commencement Date shall be the earliest to occur of (i) the date Tenant takes possession of the Leased Premises for the purpose of conducting its business therefrom, (ii) the Date of Substantial Completion (as defined in the Work Letter attached to this Lease as Exhibit “E” [if any]) or (iii) March 1, 2006. Notwithstanding the foregoing, the Commencement Date shall constitute the commencement of the Lease Term for all purposes, whether or not Tenant has actually taken possession of the Leased Premises.

1.7 BASE RENT. Tenant shall pay, in accordance with the terms and provisions of Section 2.2 of this Lease, Base Rent for the lease and use of the Leased Premises at the annual rental rate per rentable square foot of space in the Leased Premises for the specific time periods set forth below:

Time Period	Annual Rental Rate Per Rentable Square Foot	Applicable Monthly Rent
Months 1 – 48	$13.50	$12,070.13

1.8 SECURITY DEPOSIT. Twelve Thousand Seventy and 13/100 Dollars ($12,070.13), due and payable concurrently with the execution of this Lease.

1.9 ADDRESSES.

Landlord’s Address	Tenant’s Address	Manager’s Address
RMC Midway Walnut, LP	PC Connection Sales of Massachusetts, Inc.	R.M. Crowe Property Management, LP
5944 Luther Lane	14295 Midway Road	14275 Midway Road
Suite 501	Suite 100	Suite 120
Dallas, Texas 75225	Addison, Texas 75001	Addison, Texas 75001

Landlord, Tenant and Manager, by written notice to the others may change from time to time their respective addresses, and Landlord, by written notice to Tenant, may notify Tenant from time to time of the appointment of a new Manager and such new Manager’s address.

1.10 PERMITTED USE. To provide general office services and other lawful incidental office uses directly related thereto, but for no other purpose.

1.11 COMMON AREAS. Such parking areas, streets, driveways, aisles, sidewalks, curbs, delivery passages, loading areas, lighting facilities, and all other areas situated on or in the Property which are designated by Landlord, from time to time, for use by all tenants of the Property in common.

1.12 GUARANTOR. Intentionally deleted.

1.13 BUILDING STANDARD HOURS. Under all applicable terms and conditions of this Lease, Building Standard Hours shall be Monday through Friday, 7:00 a.m. through 6:00 p.m. and Saturday 8:00 a.m. through 1:00 p.m.

ARTICLE 2. GRANTING CLAUSE AND RENT PROVISIONS

2.1 GRANT OF PREMISES. In consideration of the obligation of Tenant to pay the rent and other charges as provided in this Lease and in consideration of the other terms and provisions of this Lease, Landlord hereby leases the Leased Premises to Tenant during the Lease Term, subject to the terms and provisions of this Lease. Tenant’s parking rights are set forth in Exhibit “B” attached to this Lease.

2.2 BASE RENT. Tenant agrees to pay monthly the Base Rent set forth in Section 1.7 of this Lease, which Base Rent shall be payable by Tenant to Landlord at the address shown in Section 1.9 of the Lease or at such other address as Landlord in writing shall notify Tenant. One (1) monthly installment of Base Rent shall be due and payable on the date of execution of this Lease by Tenant for the first (1st) month’s Base Rent and a like monthly installment shall be due and payable on or before the first (1st) day of each calendar month succeeding the Commencement Date during the Lease Term, without abatement, notice, demand, offset, reduction or counterclaim; provided, however, that if the Commencement Date should be a date other than the first (1st) day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of Base Rent shall be payable on or before the first (1st) day of each succeeding calendar month during the Lease Term.

2.3 OPERATING EXPENSES; UTILITIES; AND TAXES.

(a) The “Base Year” shall mean the calendar year 2006; provided, however, that in the event that the Property is less than ninety-five percent (95%) occupied during the Base Year, the Operating Expenses (defined below) for the Base Year shall be grossed up as if the Property were ninety-five percent (95%) occupied for the Base Year.

(b) If the Operating Expenses, in any calendar year during the Lease Term exceed the Operating Expenses for the Base Year, Tenant shall pay as additional rent Tenant’s Proportionate Share (defined below) of Excess Operating Expenses (defined below). “Tenant’s Proportionate Share” shall be the percentage obtained by dividing the number of rentable square feet in the Leased Premises by the total number of rentable square feet in the Property. “Excess Operating Expenses” shall mean the amount by which Operating Expenses in a particular calendar year exceed the Operating Expenses for the Base Year. Landlord may invoice Tenant monthly for Tenant’s estimated share of Excess Operating Expenses for each calendar year, subsequent to the Base Year, beginning on the first day of the month of the first subsequent calendar year. Landlord may adjust its estimate by notice to Tenant at any time during the applicable calendar year if actual Operating Expenses are substantially different from the estimate, and thereafter payments by Tenant under this Section shall adjust accordingly. Within approximately one hundred twenty (120) days following the end of each calendar year, Landlord shall provide Tenant an accounting (the “Accounting”) showing in reasonable detail all computations of additional rent under this Section. If the Accounting shows that the total of the monthly payments made by Tenant exceeds the amount of additional rent due by Tenant under this Section, the Accounting shall be accompanied by a refund. If the Accounting shows that the total of the monthly payments by Tenant is less than the amount of additional rent due by Tenant under this Section, the Accounting shall be accompanied by an invoice for the additional rent. Notwithstanding any other provisions in this Lease, Landlord, within one (1) year following the expiration of the Lease Term or earlier termination of this Lease, shall have the option to invoice Tenant for Tenant’s Proportionate Share of Excess Operating Expenses for the year in which this Lease terminates based upon that year’s actual Operating Expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Tenant applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including the termination date bears to 365. Notwithstanding anything to the contrary contained in this Lease, if the Property is not ninety-five percent (95%) occupied during any calendar year, Tenant’s additional rent under this Section and the Operating Expenses shall be determined as if the Property had been ninety-five percent (95%) occupied during such year. Tenant agrees to pay any additional rent due under this Section within thirty (30) days following receipt of the invoice and/or Accounting showing additional rent due.

(c) The term “Operating Expenses” includes all expenses paid by Landlord with respect to the maintenance, servicing, repairing and operation of the Property, including, but not limited to the following: maintenance, repair and replacement costs; fuel, landscaping and pest control; management fees, including those payable to any affiliate of Landlord; wages and benefits payable to employees of Landlord whose duties are directly connected to the operation and maintenance of the Property; all service, supplies, repairs, replacement or other expenses for maintaining and operating the Property including parking and common area; the cost, including interest, amortized over its useful life, of any capital improvement made to the Property by Landlord which is required under any applicable Legal Requirements (defined below); the cost, including interest, amortized over its useful life, of installation of any device or other equipment designed or intended to improve the operating efficiency of any system within the Leased Premises; all other expenses which generally would be regarded as operating and maintenance expenses which would reasonably be amortized over a period not to exceed five (5) years; and all insurance premiums Landlord is required to pay or deems necessary to pay, including public liability insurance and casualty insurance, with respect to the Property. The term “Operating Expenses” does not include the following: Taxes (as hereinafter defined) and Utilities (as hereinafter defined); expenses for repairs, restoration or other work occasioned by fire, wind, the elements or other casualty that are covered by Landlord’s insurance; income and franchise taxes of Landlord (except to the extent a tax on the rental income produced from the Property); expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses and expenses for the renovating of space for new tenants; interest or principal payments on any mortgage or other indebtedness of Landlord; any depreciation allowance or expense; or expenses which are the responsibility of Tenant.

(d) The “Tax Base Year” shall mean the calendar year 2006; provided, however, that in the event that the Property is less than ninety-five percent (95%) occupied during the Base Year, the Taxes for the Tax Base Year shall be grossed up as if the Property were ninety-five percent (95%) occupied for the Tax Base Year.

(e) If the Taxes, in any calendar year during the Lease Term exceed the Taxes for the Tax Base Year, Tenant shall pay as additional rent Tenant’s Proportionate Share of Excess Taxes (defined below). “Excess Taxes” shall mean the amount by which Taxes in a particular calendar year exceed the Taxes for the Tax Base Year. Landlord may invoice Tenant monthly for Tenant’s estimated share of Excess Taxes for each calendar year, subsequent to the Tax Base Year, beginning on the first day of the month of the first subsequent calendar year. Landlord may adjust its estimate by notice to Tenant at any time during the applicable calendar year if actual Taxes are substantially different from the estimate, and thereafter payments by Tenant under this Section shall adjust accordingly. Landlord and Tenant will follow the procedures for annual Accounting as stated in Section 2.3(b) above. Notwithstanding any other provisions in this Lease, Landlord, within one (1) year following the expiration of the Lease Term or earlier termination of this Lease, shall have the option to invoice Tenant for Tenant’s Proportionate Share of Excess Taxes for the year in which this Lease terminates based upon that year’s actual Taxes. Notwithstanding anything to the contrary contained in this Lease, if the Property is not ninety-five percent (95%) occupied during any calendar year, Tenant’s additional rent under this Section and the Taxes shall be determined as if the Property had been ninety-five percent (95%) occupied during such year. Tenant agrees to pay any additional rent due under this Section within thirty (30) days following receipt of the invoice and/or Accounting showing additional rent due.

The term “Taxes” includes all ad valorem taxes paid by Landlord with respect to the Property, including, but not limited to all real property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owner’s associations which accrue against the Property during the Lease Term (including costs of contesting assessed values and/or taxes); governmental levies or charges of any kind or nature assessed or imposed on the Property, whether by state, county, city or any political subdivision thereof.

(f) The “Utilities Base Year” shall mean the calendar year 2006; provided, however, that in the event that the Property is less than ninety-five percent (95%) occupied during the Base Year, the Utilities for the Utilities Base Year shall be grossed up as if the Property were ninety-five percent (95%) occupied for the Utilities Base Year.

(g) If the Utilities, in any calendar year during the Lease Term exceed the Utilities for the Utilities Base Year, Tenant shall pay as additional rent Tenant’s Proportionate Share of Excess Utilities (defined below). “Excess Utilities” shall mean the amount by which Utilities in a particular calendar year exceed the Utilities for the Utilities Base Year. Landlord may invoice Tenant monthly for Tenant’s estimated share of Excess Utilities for each calendar year, subsequent to the Utilities Base Year, beginning on the first day of the month of the first subsequent calendar year. Landlord may adjust its estimate by notice to Tenant at any time during the applicable calendar year if actual Utilities are substantially different from the estimate, and thereafter payments by Tenant under this Section shall adjust accordingly. Landlord and Tenant will follow the reconciliation and Accounting procedures established in Section 2.3(b) above. Notwithstanding any other provisions in this Lease, Landlord, within one (1) year following the expiration of the Lease Term or earlier termination of this Lease, shall have the option to invoice Tenant for Tenant’s Proportionate Share of Excess Utilities for the year in which this Lease terminates based upon that year’s actual Utilities.

Notwithstanding anything to the contrary contained in this Lease, if the Property is not ninety-five percent (95%) occupied during any calendar year, Tenant’s additional rent under this Section and the Utilities shall be determined as if the Property had been ninety-five percent (95%) occupied during such year. Tenant agrees to pay any additional rent due under this Section within thirty (30) days following receipt of the invoice and/or Accounting showing additional rent due.

(h) The term “Utilities” includes all utility expenses paid by Landlord with respect to the maintenance, servicing, repairing and operation of the Property, including, but not limited to the following: cable, telephone, electricity, water, sewer, gas.

2.4 ADDITIONAL RENT. Tenant agrees to pay all rent and other sums of money (whether specified in this Article 2, pursuant to indemnity or reimbursement obligations or otherwise) as shall become due from and payable by Tenant to Landlord under this Lease (collectively, the “Rent”) at the times and in the manner provided in this Lease, without abatement, notice, demand, offset, reduction or counterclaim (except as otherwise provided in this Lease). All Rent in addition to Base Rent shall constitute additional rental under this Lease and Landlord shall be entitled to exercise the same rights and remedies provided for in this Lease for the nonpayment of any Rent.

2.5 LATE PAYMENT CHARGE. Other remedies for nonpayment of Rent notwithstanding, if any regular monthly installment of Rent is not received by Landlord on or before the fifth (5th) day of the month for which such Rent is due, a late payment charge of ten percent (10%) of such past due amount shall become due and payable in addition to any other amounts due and payable. In addition, all Rent owed by Tenant to Landlord under this Lease shall bear interest from the date due until the date received at a rate (the “Interest Rate”) equal to the lesser of the highest rate allowable under applicable law or eighteen percent (18%) per annum.

2.6 INCREASE IN INSURANCE PREMIUMS. If an increase in any insurance premiums paid by Landlord for the Property is caused by Tenant’s use of the Leased Premises in a manner other than as set forth in Section 1.10 of this Lease, or if Tenant vacated the Leased Premises and caused an increase in such premiums, then Tenant shall pay as additional rent the amount of such increase to Landlord. Tenant agrees to pay any amount due under this Section within ten (10) days following receipt of the invoice showing the additional rent due.

2.7 SECURITY DEPOSIT. The Security Deposit (if any), as set forth in Section 1.8 of this Lease, shall be paid by Tenant to Landlord, in cash or by certified check, on the date of execution of this Lease by Tenant and shall be held by Landlord as security for the performance of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Landlord’s damages in case of default hereunder by Tenant, and shall be held by Landlord without payment of any interest thereon. Upon the occurrence of any event of default or breach of a covenant by Tenant under this Lease, Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearage of Rent, or to repair any damage or injury, or pay any expense or liability incurred by Landlord as a result of such event of default or breach of covenant, and any remaining balance of the Security Deposit shall be returned by Landlord to Tenant upon the termination of this Lease. If any portion of the Security Deposit is so used or applied, Tenant shall upon ten (10) days written notice from Landlord, deposit with Landlord, by cash or certified check, an amount sufficient to restore the Security Deposit to its original amount. The Security Deposit may be assigned and transferred by Landlord to the successor in interest of Landlord and, upon acknowledgment by such successor of receipt of such Security Deposit and its assumption of the obligation to account to Tenant for the Security Deposit in accordance with the terms and provisions of this Lease, Landlord shall thereby be discharged of any further obligation relating thereto.

2.8 HOLDING OVER. If Tenant does not vacate the Leased Premises upon the expiration or earlier termination of this Lease, as may be extended by Tenant pursuant to Tenant’s exercise of the option to extend set forth in Rider “1” attached to this Lease, Tenant shall be deemed to be holding over, and all of the terms and provisions of this Lease shall be applicable during the holdover period, except that (i) the term of Tenant’s tenancy shall be terminable at any time by either party and (ii) Tenant shall pay Landlord (in addition to additional rent and any other sums payable under this Lease) as base rental for the period of such holdover an amount equal to two (2) times the greater of (a) the Base Rent which was payable by Tenant during the last month of the initial Lease Term or (b) the then current market rent for the Leased Premises (without waiver of Landlord’s right to recover damages as permitted by law). Upon the expiration of this Lease, Tenant agrees to vacate and deliver the Leased Premises (and all keys thereto) in good condition, to Landlord upon delivery to Tenant of notice from Landlord to vacate. The Rent payable during the holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend the Lease Term. Tenant shall indemnify Landlord against all claims made by any tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Leased Premises to such other tenant or prospective tenant.

2.9 SURRENDER OF LEASED PREMISES.

(a) Upon the expiration or earlier termination of this Lease, Tenant shall peaceably surrender to Landlord the Leased Premises broom-clean and in the condition the same were in on the Commencement Date, subject only to (i) ordinary and customary wear and tear, and (ii) damage resulting from condemnation, a fire or other casualty.

(b) Notwithstanding anything in this Lease to the contrary, all permanent or built-in fixtures or improvements and all mechanical, electrical and plumbing (“MEP”) equipment in the Leased Premises shall be the property of Landlord upon the expiration or earlier termination of this Lease. Except as otherwise provided, all furnishings, equipment, furniture, trade fixtures and other removable equipment installed in the Leased Premises by Tenant and paid for by Tenant shall remain the property of Tenant and shall be removed by Tenant upon the expiration or termination of this Lease. Tenant shall repair any damage caused by such removal. If any of Tenant’s furnishings, equipment, furniture, trade fixtures or other removable equipment are not removed on or prior to the expiration or earlier termination of this Lease, then Tenant hereby grants to Landlord the option, exercisable at any time thereafter without the requirement of any notice to Tenant: (i) to treat such property or any portion thereof as being abandoned by Tenant to Landlord, whereupon Landlord shall be deemed to have full rights of ownership thereof; (ii) to elect to remove and store such property, or any portion thereof, on Tenant’s behalf (but without assuming any liability to any person) and at Tenant’s sole cost and expense, with reimbursement therefor to be made to Landlord upon demand; and/or (iii) to sell, give away, donate or dispose of as trash or refuse any or all of such property without any responsibility to deliver to Tenant any proceeds therefrom. Landlord shall have no liability of any kind whatsoever to Tenant with respect to the exercise or failure to exercise the options set forth in this Section 2.9(b). Specifically, Tenant shall not have the right to assert against Landlord a claim either for the value, or the use, of any such property, either as an offset against any amount of money owing to Landlord or otherwise.

ARTICLE 3. OCCUPANCY, USE AND OPERATIONS

3.1 USE. Tenant warrants and represents to Landlord that the Leased Premises shall be used and occupied only for the purpose as set forth in Section 1.10 of this Lease. Tenant shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance to other tenants in the Property. Tenant shall not solicit business, distribute handbills or display merchandise within the Common Areas. Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Property, use any apparatus or machine which makes undue noise or causes vibration in any portion of the Property or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Landlord in its management of the Property. Tenant shall neither permit any waste on the Leased Premises nor allow the Leased Premises to be used in any way which would, in the opinion of Landlord, be extra hazardous on account of fire or which would in any way increase the cost of or render void the fire insurance on the Property. Tenant may not use or allow or permit the Leased Premises to be used in any way or for any purpose that is visible from the exterior of the Leased Premises, adversely affects ventilation in other areas of the Building, creates unreasonable elevator loads, causes structural loads to be exceeded, creates unreasonable noise levels, or is in violation of any applicable Legal Requirements (defined below).

3.2 SIGNS. No signs of any type or description shall be erected, placed or painted by Tenant on or about the exterior of the Leased Premises without the prior written consent of Landlord. Landlord reserves the right to remove, at Tenant’s expense, all exterior signs other than signs approved in writing by Landlord under this Section 3.2, without notice to Tenant, and Landlord shall not be liable to Tenant for damages sustained by Tenant as a result thereof. Tenant shall be permitted to erect signage within the interior of the Leased Premises, provided that all such signage be removed by Tenant upon the expiration or earlier termination of this Lease. Tenant shall repair any damage caused by such removal.

3.3 COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Tenant, at Tenant’s sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of any and all state, federal, municipal and/or other agencies and/or bodies having jurisdiction over the use, condition or occupancy of the Leased Premises, or which are applicable in the jurisdiction(s) in which the Property is located (all of the foregoing, the “Legal Requirements”). Tenant shall procure at its own expense all permits and licenses required for the transaction of its business in the Leased Premises. Tenant will comply with the Rules and Regulations of the Property adopted by Landlord which are set forth in Exhibit “D” attached to this Lease. If Tenant is not complying with the Rules and Regulations, or if Tenant is in any way not complying with any term or provision of this Article 3, then, notwithstanding anything to the contrary contained herein, Landlord may, at its election, enter the Leased Premises without liability therefor and fulfill Tenant’s obligations, provided, however, Tenant may contest same in good faith, provided that such contest is made in a lawful manner. Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations and agrees that Landlord shall not be liable for any damages resulting to Tenant from such action. Landlord shall have the right at all times to change and amend the Rules and Regulations in any reasonable manner as it may deem advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Property or the Leased Premises. All changes and amendments to the Rules and Regulations of the Property will be forwarded by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

3.4 WARRANTY OF POSSESSION. Landlord and Tenant each hereby warrants to the other that it has the right and authority to execute this Lease, and Landlord warrants to Tenant, that upon payment of the required Rent by Tenant and compliance by Tenant with all the terms, provisions, conditions, covenants and agreements contained in this Lease, Tenant shall have possession of the Leased Premises during the Lease Term, as well as any extension or renewal thereof, without hindrance from Landlord or any person or persons lawfully claiming the Leased Premises by, through or under Landlord (but not otherwise); subject, however, to all mortgages, deeds of trust, leases and agreements to which this Lease is subordinate and to all Legal Requirements.

3.5 LANDLORD’S RIGHT OF ENTRY. Without limitation of Landlord’s other rights of entry set forth in this Lease, Landlord or its authorized agents, with prior notice to Tenant, shall at any and all reasonable times have the right to enter the Leased Premises during Building Standard Hours to inspect the same, and to supply janitorial service or any other service to be provided by Landlord. Upon prior written notice to Tenant, Landlord may enter the Leased Premises to show the Leased Premises to prospective mortgagees or prospective purchasers. Upon prior written notice to Tenant, and for a period of time beginning ninety (90) calendar days prior to the expiration of the Lease Term, Landlord may enter the Leased Premises to show the Leased Premises to prospective tenants; provided, however, Landlord’s right to show the Leased Premises to prospective tenants shall terminate upon Tenant’s submission of its notice to extend the Lease Term pursuant to Tenant’s exercise of the option to extend set forth in Rider “1”. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Leased Premises. Notwithstanding anything to the contrary contained herein, Landlord shall have the right at all times to enter the Leased Premises by any means in the event of an emergency without liability therefor.

3.6 PERSONAL PROPERTY TAXES. Tenant shall be liable for all taxes levied against leasehold improvements, merchandise, personal property, trade fixtures and all other taxable property located in the Leased Premises. If any such taxes for which Tenant is liable are levied against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Leased Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord, upon demand, that part of such taxes for which the Tenant is primarily liable pursuant to the terms of this Section. Tenant shall pay when due all taxes related to Tenant’s use and operation of its business in the Leased Premises.

3.7 EARLY OCCUPANCY. If for any reason, Tenant or any of its employees, agents, contractors, guests or invitees enter the Leased Premises prior to the Commencement Date, Tenant acknowledges and agrees that such entrance into the Leased Premises shall be subject to each and every term and provision of this Lease, other than those requiring Tenant to pay Base Rent or additional rent as a result of such occupancy prior to the Commencement Date.

ARTICLE 4. UTILITIES AND SERVICE

4.1 BUILDING SERVICES. Landlord shall furnish Tenant water at those points of supply provided for general use of other tenants in the Building (subject to the terms and provisions of Sections 7.1, 7.2, 8.1 and 8.2 of this Lease), electrical power not to exceed at any given time four (4) watts per rentable square foot of space in the Leased Premises, pest control, and central heating and air conditioning in season, on business days during Building Standard Hours, and at temperatures and in amounts as are considered by Landlord to be standard or in compliance with any applicable Legal Requirements; provided that heating and air conditioning service at times other than Building Standard Hours shall be furnished by way of overtime heating and air conditioning. In accordance with, and subject to, the terms and provisions set forth below in this Section 4.1, Tenant must notify Landlord at least twenty-four (24) hours in advance of Tenant’s need for overtime heating and air conditioning and Tenant shall bear the entire cost thereof at the rate established by Landlord from time to time (currently, Fifty and No/100 Dollars ($50.00) per hour per half-floor) and will be billed monthly by Landlord. Landlord shall provide routine maintenance, painting and electric lighting service for all Common Areas and for any special service areas of the Property (as designated by Landlord) in the manner and to the extent deemed by Landlord to be standard. Landlord may, in its sole discretion, provide additional services not enumerated herein. Failure by Landlord to any extent to provide these defined services or any other services not enumerated, or any cessation thereof, shall not render Landlord liable in any respect for damages to either person or property, be construed as an eviction of Tenant, work as an abatement of Rent or relieve Tenant from fulfillment of any covenant or obligation under this Lease. If any of the equipment or machinery which is useful or necessary for provision of utility services, and for which Landlord is responsible, breaks down or for any cause ceases to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for abatement of Rent or offset or damages on account of any interruption in service occasioned from such repairs. Landlord reserves the right from time to time to make changes in the utilities and services provided by Landlord to the Property (including the Leased Premises).

4.2 THEFT OR BURGLARY. Landlord shall not be liable to Tenant for losses to Tenant’s property or personal injury caused by criminal acts or entry by unauthorized persons in the Leased Premises or on the Property.

4.3 JANITORIAL SERVICE. Landlord shall furnish janitorial service to the Leased Premises and the Common Areas of the Building five (5) times per week during the Lease Term, excluding holidays. Landlord shall not provide janitorial service to kitchen or storage areas located in the Leased Premises. Should (i) Landlord fail to provide or (ii) Tenant elect not to receive, janitorial or any other building service, Landlord shall not be liable to Tenant in any respect for damages, nor shall such failure or election work as an abatement of Rent or relieve Tenant from fulfillment of any covenant or obligation under this Lease.

4.4 EXCESSIVE UTILITY CONSUMPTION. Without limitation of the terms and provisions set forth in Section 2.3 of this Lease, Tenant shall pay all utility costs occasioned by electrodata processing machines, telephone equipment, computers and other equipment of high electrical consumption as determined by Landlord, including (without limitation) the cost of installing, servicing and maintaining any special or additional inside or outside wiring or lines, meters or submeters, transformers, poles, air conditioning costs, or the cost of any other equipment necessary to increase the amount or type of electricity or power available to the Leased Premises. If Tenant’s electricity use exceeds the limits specified in Section 4.1 of this Lease or any of Tenant’s equipment generates excessive heat, Landlord may also, at its sole option and without any obligation to do so, install supplemental air conditioning units in and/or meters for the Leased Premises to monitor Tenant’s excess electricity usage and/or to offset the heat-generating effect of Tenant’s excess electricity usage and Tenant’s equipment and Tenant shall pay Landlord the installation cost and the cost of operation, use, repair, and replacement of such supplemental air conditioning units and/or meters on demand as additional rent.

4.5 WINDOW COVERINGS. Landlord may (but shall not be obligated to) furnish and install window coverings on all exterior windows to maintain a uniform exterior appearance. Tenant shall not remove or replace these window coverings or install any other window covering which would affect the exterior appearance of the Building. Tenant may install lined or unlined over draperies on the interior sides of the Landlord furnished window coverings for interior appearance or in order to reduce light transmission, provided such over draperies do not (in Landlord’s determination) affect the exterior appearance of the Building or affect the operation of the Building’s heating, ventilating and air conditioning systems.

4.6 CHARGE FOR SERVICE. All costs of Landlord for providing the services set forth in this Article 4 shall be subject to the additional rent provisions in Article 2 of this Lease and shall be payable as therein provided.

ARTICLE 5. REPAIRS AND MAINTENANCE

5.1 LANDLORD REPAIRS. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character in or to the Leased Premises during the Lease Term except as set forth in this Section. Landlord shall maintain only the roof, foundation, parking and Common Areas, elevators, the structural soundness of the exterior walls, doors, corridors, windows, and other structures or equipment servicing the Leased Premises. Landlord’s cost of maintaining and repairing the items set forth in this Section are subject to the provisions set forth in Section 2.3 of this Lease. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any damages nor to any abatement, offset or reduction of Rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

5.2 TENANT REPAIRS. Tenant, at its own costs and expense, shall maintain the Leased Premises in a first-class condition (except for those items that are the responsibility of Landlord under Section 5.1 of this Lease) and shall repair, maintain and/or replace any damage or injury to all or any part of the Leased Premises and/or the Property caused by any act or omission of Tenant or Tenant’s agents, employees, invitees, licensees or visitors. All repairs and replacements must be equal in quality and class to the original work. If Tenant fails to commence any such repairs and/or replacements within five (5) days after written notice from Landlord, and thereafter diligently proceed with such repair until completion, then Landlord may at its option make the repairs and replacements and Tenant shall pay Landlord on demand as additional rent the costs incurred by Landlord plus any administrative fee equal to fifteen percent (15%) of the costs. If Tenant requests Landlord to perform any maintenance or repairs to the Leased Premises, over and above the services required to be performed by Landlord pursuant to Article 4 of this Lease, Tenant shall pay the actual cost thereof, plus an administrative fee equal to fifteen percent (15%) of the actual cost thereof, to Landlord as additional rent within five (5) business days after demand.

5.3 REQUEST FOR REPAIRS. All requests for repairs or maintenance that are the responsibility of Landlord pursuant to any provision of this Lease must be made in writing to Landlord at the address in Section 1.9 of this Lease.

5.4 TENANT DAMAGES. Tenant shall not allow any damage to be committed on any portion of the Leased Premises or the Property, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Leased Premises to Landlord in accordance with all terms and provisions of Section 2.9 of this Lease in as good condition as existed at the Commencement Date of this Lease, reasonable wear and tear and casualty excepted. The cost and expense of any repairs necessary to restore the condition of the Leased Premises shall be borne by Tenant.

ARTICLE 6. ALTERATIONS AND IMPROVEMENTS

6.1 CONSTRUCTION.

(a) If any construction or tenant improvements are to be performed in or to the Leased Premises in connection with Tenant’s initial occupancy of the Leased Premises under this Lease, then such construction shall be accomplished, and the cost of such construction shall be borne by Landlord and/or Tenant in accordance with the terms and provisions of the Work Letter attached hereto as Exhibit “E” (if any), and Landlord and Tenant hereby agree to comply with all terms and provisions of the same.

(b) Tenant has made a complete examination and inspection of the Leased Premises and, except as may be expressly provided to the contrary in Exhibit “E” (if any), Tenant accepts the Leased Premises in its current condition, as-is, where-is and with all faults, without recourse to Landlord, and Landlord shall have no obligation to complete any improvements in or to the Leased Premises. ADDITIONALLY, LANDLORD SHALL MAKE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASEHOLD IMPROVEMENTS IN THE LEASED PREMISES. ALL IMPLIED WARRANTIES WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED. Furthermore, subject to the terms of Exhibit “E” (if any), Tenant hereby waives any defects in the Leased Premises and acknowledges and accepts (1) the Leased Premises as suitable for the purpose for which they are leased and (2) the Property and every part and appurtenance thereof as being in good and satisfactory condition. Upon the request of Landlord, Tenant shall deliver to Landlord a completed acceptance of premises memorandum in Landlord’s standard form.

6.2 TENANT IMPROVEMENTS. Tenant shall not make or allow to be made any alterations, physical additions or improvements to the Leased Premises without first obtaining the written consent of Landlord, which consent may in the sole and absolute discretion of Landlord be denied. If Landlord is requested to make any such alterations, physical additions or improvements for Tenant, Tenant shall pay to Landlord, in addition to the cost of such work, a fee equal to fifteen percent (15%) of the cost of such work. Any alterations, physical additions or improvements to the Leased Premises made by or installed by either party hereto shall remain upon and be surrendered with the Leased Premises and become the property of Landlord upon the expiration or earlier termination of this Lease without credit to Tenant; provided, however, Landlord at its option may require Tenant to remove any physical improvement or additions and/or repair any alterations in order to restore the Leased Premises to the condition existing at the time Tenant took possession (all cost of such removal and/or repairs to be borne by Tenant). The foregoing sentence shall not apply to moveable equipment, furniture, or movable trade fixtures owned by Tenant, which items may be removed by Tenant at the end of the Lease Term if Tenant is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interests of Landlord. Tenant shall have no authority or power, express or implied, to create or cause any mechanic’s or materialmen’s lien, charge or encumbrance of any kind against the Leased Premises, the Property or any portion thereof. Tenant shall promptly cause any such liens that have arisen by reason of any work claimed to have been undertaken by or through Tenant to be released by payment, bonding or otherwise within thirty (30) days after request by Landlord, and shall indemnify Landlord against losses arising out of any such claim or claims (including, without limitation, legal fees and costs of court). Alterations, improvements, and additions in and to the Leased Premises requested by Tenant must be made in accordance with complete and accurate plans and specifications and construction documents (including, without limitation, complete MEP requirements) prepared by Tenant and approved in advance by Landlord. All work must be performed at Tenant’s expense either by Landlord or by contractors and/or subcontractors approved in advance by Landlord. Tenant shall ensure that all workers are cooperative with Property personnel and comply with all Property rules and regulations. Tenant must deliver to Landlord evidence that Tenant has obtained all necessary governmental permits and approvals for the improvements or alterations prior to starting any work. All construction must be done in a good and workmanlike manner and is subject to approval by Landlord during and after construction to determine compliance with the approved plans and specifications and construction documents, in Landlord’s sole discretion. Tenant must use Landlord’s fire protection contractor and must either (1) use Landlord’s MEP engineer to prepare the MEP portions of the plans and specifications and construction documents, or (2) reimburse the cost of one review by Landlord’s MEP engineer of the plans and specifications and construction documents. All alterations and improvements by Tenant must comply with all Legal Requirements. If Tenant’s use of or alterations or additions to the Leased Premises cause Landlord to make any alterations or improvements to the Property to comply with the provisions of the Americans With Disabilities Act of 1990 (as amended), the Texas Architectural Barriers Act (as amended) [Tex. Rev. Civ. Stat. Ann. Art. 9102], and/or any other similar law, rule or regulation relating to access by disabled persons to the Leased Premises or the Property, Tenant shall reimburse Landlord for the cost of the alterations or improvements (plus a fee equal to fifteen percent (15%) of such costs) upon demand as additional rent.

6.3 COMMON AND SERVICE AREA ALTERATIONS. Landlord shall have the right (i) to decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in, about or on the Property or any part thereof, (ii) to change, alter, relocate, remove or replace Common Areas and any special service areas of the Property (as designated by Landlord), (iii) to place, inspect, repair and replace in the Leased Premises (below floors, above ceilings or next to columns) utility lines, pipes and the like in order to serve other areas of the Property outside the Leased Premises and (iv) to otherwise alter or modify the Property, and for such purposes (set forth in subclauses (i) through (iv) above) Landlord shall have the right to enter upon the Leased Premises and, during the continuance of any such work, to take such measures for safety or for the expediting of such work as may be required, in Landlord’s judgment, all without affecting any of Tenant’s obligations hereunder, and without entitling Tenant to any damages or to any abatement, offset or reduction of Rent.

ARTICLE 7. CASUALTY AND INSURANCE

7.1 SUBSTANTIAL DESTRUCTION. If in the determination of Landlord (i) the Leased Premises should be totally destroyed by fire or other casualty, (ii) the Leased Premises should be damaged so that rebuilding cannot be substantially completed within one hundred eighty (180) working days after Landlord’s receipt of written notification by Tenant of such damage, or (iii) the Leased Premises are damaged or destroyed by casualty not covered by Landlord’s fire and extended coverage insurance, then, at Landlord’s sole option, this Lease may be terminated. If the Property or the Building is so damaged by fire or other casualty that substantial alteration or reconstruction of the Property or the Building is, in Landlord’s sole opinion, required (whether or not the Leased Premises are damaged) or if any mortgagee under a mortgage or deed of trust covering the Property requires that the insurance proceeds payable as a result of the fire or other casualty be used to pay down or retire the mortgage debt, Landlord may, at its sole option, terminate this Lease. If Landlord terminates this Lease under this Section, Rent shall be abated for the unexpired portion of the Lease, effective as of the date of Tenant’s written notification to Landlord of the applicable destruction and/or damage.

7.2 PARTIAL DESTRUCTION. In the event that the Leased Premises, or any portion thereof, shall be damaged by fire or other casualty, Tenant shall provide Landlord written notice of the same as soon as practicable thereafter. If following damage or destruction to the Leased Premises by fire or other casualty, this Lease is not terminated pursuant to Section 7.1 of this Lease, Landlord shall proceed, to the extent of insurance proceeds actually received by Landlord after the exercise by a mortgagee of the Property of an option to apply proceeds against Landlord’s debt to such mortgagee, with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same conditions in which they existed prior to such damage or destruction. If the Leased Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or others for whom Tenant is responsible, the Rent payable under this Lease during the period for which the Leased Premises are untenantable shall be reduced to an amount determined by multiplying the Base Rent that would otherwise be payable but for this provision by the ratio that the portion of Leased Premises not rendered untenantable bears to the total net rentable area of the Leased Premises prior to the casualty. Landlord’s obligation to rebuild or restore under this Section shall be limited to restoring the Leased Premises to substantially the condition in which the same existed prior to the casualty, exclusive of improvements for which Tenant is responsible under the terms of Exhibit “E” (if any) described in Section 6.1 of this Lease, and Tenant shall, promptly after the completion of such work by Landlord, proceed with reasonable diligence (and at Tenant’s sole cost and expense) to restore those improvements for which Tenant is responsible under the terms of Exhibit “E” (if any) to substantially the condition in which the same existed prior to the casualty and to otherwise make the Leased Premises suitable for Tenant’s use. Landlord shall in no event be obligated to expend for such repair or replacements any amount in excess of the insurance proceeds actually received by Landlord (i.e. after the exercise by a mortgagee of the Property of an option to apply proceeds against Landlord’s debt to such mortgagee). If the cost of repair and replacements for the leasehold improvements (based on Landlord’s or its contractor’s estimate of the cost) exceeds the insurance proceeds received by Landlord from Tenant’s insurance carrier (which Tenant shall cause its insurance carrier to pay to Landlord), the shortfall shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage (to the extent to which Landlord is required to perform such repairs and replacements under the terms and provisions of this Section 7.2 and/or Exhibit “E” [if any]). Landlord is not liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from casualty damage or any repairs related to the same. If Landlord has failed to substantially complete the repairs and/or replacements required by this Section 7.2 and/or Exhibit “E” (if any) within two hundred seventy (270) working days from the date of Landlord’s receipt of written notification by Tenant of the applicable damage or destruction at issue, Tenant may at its option terminate this Lease by delivering written notice of such termination to Landlord prior to the date on which Landlord has substantially completed Landlord’s work under this Section 7.2 and/or Exhibit “E” (if any).

7.3 PROPERTY INSURANCE. Landlord shall at all times during the Lease Term insure the Property against all risk of direct physical loss in such amounts and with such deductibles as Landlord considers appropriate; provided, Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Leased Premises, any fixtures installed or paid for by Tenant upon or within the Leased Premises, or any improvements which Tenant may construct on the Leased Premises. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord even if the cost of such insurance is borne by Tenant as set forth in Article 2 of this Lease. Landlord shall have the right to self-insure. At all times during the Lease Term, Tenant shall, at its own expense, keep in full force and effect insurance against fire and such other risks as are from time to time included in standard all-risk insurance (including coverage against vandalism and malicious mischief) for the full insurable value of Tenant’s trade fixtures, furniture, supplies and all items of personal property of Tenant located upon or within the Leased Premises. Landlord shall be named as an additional insured on said policy.

7.4 WAIVER OF SUBROGATION. ANYTHING IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, LANDLORD AND TENANT HEREBY WAIVE AND RELEASE EACH OTHER OF AND FROM ANY AND ALL RIGHTS OF RECOVERY, CLAIM, ACTION OR CAUSE OF ACTION, AGAINST EACH OTHER, THEIR AGENTS, OFFICERS AND EMPLOYEES, FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE LEASED PREMISES, IMPROVEMENTS TO THE PROPERTY, OR PERSONAL PROPERTY WITHIN THE PROPERTY REGARDLESS OF CAUSE OR ORIGIN, INCLUDING THE NEGLIGENCE OF LANDLORD OR TENANT AND/OR THE AGENTS, OFFICERS AND/OR EMPLOYEES OF EITHER, IF SUCH LOSS OR DAMAGE IS COVERED BY INSURANCE. LANDLORD AND TENANT AGREE IMMEDIATELY TO GIVE THEIR RESPECTIVE INSURANCE COMPANIES WHICH HAVE ISSUED POLICIES OF INSURANCE COVERING ALL RISK OF DIRECT PHYSICAL LOSS, WRITTEN NOTICE OF THE TERMS OF THE MUTUAL WAIVERS CONTAINED IN THIS SECTION, AND TO HAVE THE INSURANCE POLICIES PROPERLY ENDORSED, IF NECESSARY TO PREVENT THE INVALIDATION OF THE INSURANCE COVERAGE BY REASON OF THE MUTUAL WAIVERS.

7.5 HOLD HARMLESS. Landlord shall not be liable to Tenant or to Tenant’s customers, employees, agents, guests or invitees, or to any other person whomever, for any injury to persons or damage to property on or about the Leased Premises or the Common Areas, including but not limited to, consequential damage, (1) caused by any act or omission of Tenant, its employees, subtenants, licensees and concessionaires or of any other person entering the Property or the Leased Premises by express or implied invitation of Tenant, or (2) arising out of the use of the Leased Premises or the Property by Tenant, its employees, subtenants, licensees, concessionaires or invitees, or (3) arising out of any breach or default by Tenant in the performance of its obligations hereunder, or (4) caused by the improvements located in the Leased Premises becoming out of repair or by any defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Leased Premises or the Property, or (5) arising out of the failure or cessation of any service provided by Landlord (including, without limitation, security services and devices), and Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from any liability, loss, expense or claim (including, without limitation, reasonable attorney’s fees and costs of court) arising out of any such damage or injury. Landlord shall not be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of Tenant or of any other persons whomsoever. Further, Tenant specifically agrees to be responsible for and to indemnify and hold Landlord harmless from any and all damages or expenses of whatever kind arising out of or caused by burglary, theft, vandalism, malicious mischief or any other illegal act performed in, at or from the Leased Premises.

7.6 LIABILITY INSURANCE. Tenant at all times during the Lease Term shall, at its own expense, keep in full force and effect comprehensive general liability insurance with “personal injury” coverage and contractual liability coverage, within minimum limits of Two Million and No/100 Dollars ($2,000,000.00) on account of bodily injuries to, or death of, one or more than one person as the result of any one accident or occurrence and Five Hundred Thousand and No/100 Dollars ($500,000.00) on account of damage to property as the result of any one accident or occurrence. Landlord and Landlord’s lenders shall be named as additional insureds on such policy, and such policy shall provide that (i) such insurance shall be primary and shall not contribute with any insurance carried by Landlord and (ii) the insurance company issuing the same shall notify Landlord thirty (30) days prior to the expiration date of the policy if the policy is not renewed prior to such date. All insurance policies or duly executed certificates for the same required to be carried by Tenant under this Lease, together with satisfactory evidence of the payment of the premiums thereof, shall be deposited with Landlord on the date Tenant first occupies the Leased Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of the same. All insurance required to be carried by Tenant under this Lease shall be in form and content, and written by insurers, reasonably acceptable to Landlord. If Tenant shall fail to comply with any of the requirements contained herein relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord, on demand, as additional rent hereunder, one hundred fifteen percent (115%) of the premium cost thereof.

7.7 BOILER INSURANCE. At all times when a “boiler,” as that term is defined for the purposes of boiler insurance, is located within the Leased Premises, Tenant shall carry, at its expense, boiler insurance with policy limits of not less than One Hundred Thousand and No/100 Dollars ($100,000.00) insuring both Landlord and Tenant against loss or liability caused by the operation or malfunction of such boiler. If no so-called boiler is located within the Leased Premises, then this Section 7.7 shall not apply to Tenant.

7.8 ENVIRONMENTAL MATTERS. Throughout the Lease Term, Tenant shall comply with all applicable Legal Requirements regarding health, safety and/or the environment and shall prevent the presence, use, generation, release, discharge, storage, disposal, or transportation of any Hazardous Materials (defined below) on, under, in, above, to, or from the Property and/or the Leased Premises other than in strict compliance with all applicable Legal Requirements. For purposes of this provision, the term “Hazardous Materials” shall mean and refer to any wastes, materials, or substances of any kind or character that are or become regulated as hazardous or toxic waste or substances, or which require special handling or treatment, under any applicable Legal Requirements (including, without limitation, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as now or later amended, the Resource Conservation and Recovery Act, as now or later amended, and/or the Toxic Substance Control Act of 1976, as now or later amended). To the extent to which the same may result from Tenant’s failure to comply with the terms and provisions of this Section 7.8, Tenant shall indemnify, defend, and hold Landlord harmless from and against (i) any loss, cost, expense, claim, or liability arising out of any investigation, monitoring, enforcement action, clean-up, containment, removal, storage, or remediation work (herein called “Remediation”) required by any applicable Legal Requirements, or by any government agency, authority, or political subdivision having jurisdiction over the Leased Premises, or which may be incurred by Landlord or any other person or party in a reasonable belief that such Remediation is or will be required by any applicable Legal Requirements, or by any government agency, authority, or political subdivision having jurisdiction over the Leased Premises, and (ii) any claims of third parties for loss, injury, expense, or damage arising out of the presence, release, or discharge of any Hazardous Materials on, under, in, above, to, or from the Leased Premises. In the event any Remediation is so required under any applicable Legal Requirements, Tenant shall promptly perform or cause to be performed such Remediation in compliance with such Legal Requirements. In the event Tenant shall fail to commence the Remediation in a timely fashion, or shall fail to prosecute diligently the Remediation to completion, such failure shall constitute an event of default on the part of Tenant under this Lease, and Landlord, in addition to any other rights or remedies afforded it under this Lease, may, but shall not be obligated to, cause the Remediation to be performed, and Tenant shall promptly reimburse Landlord for the cost and expense thereof upon demand.

ARTICLE 8. CONDEMNATION

8.1 CONDEMNATION. If the Leased Premises shall be taken or condemned (or sold in lieu thereof) for any public purpose to such an extent as to render the Leased Premises untenantable, either party shall have the right to terminate this Lease by giving notice of such election to terminate to the other party within ten (10) days from the date of such condemnation or taking (or sale in lieu thereof), which termination shall be effective on the date of the transfer of possession of the Leased Premises to the condemning authority. If only a portion thereof shall be so taken so as not to render the remainder untenantable, this Lease shall not terminate, and Base Rent shall be diminished by an equitable amount (based upon the number of rentable square feet of the Leased Premises so taken) and Landlord shall, to the extent practicable, restore the Leased Premises so that the remaining portion of the Leased Premises shall be partitioned off from the portion so taken or condemned; however, Landlord shall be obligated to restore or rebuild the damaged property only to the extent the holder of any mortgage or deed of trust or the landlord under any ground lease makes the proceeds of such taking available to Landlord for the purposes of rebuilding and restoration, or if no mortgage or ground lease then affects the Building or the Property, then only to the extent of the net proceeds of such taking. If all or substantially all of the Building or the Property (whether or not the Leased Premises are affected), or a portion of the Building or the Property (whether or not the Leased Premises are affected) as to cause the remainder of the Building or the Property not to be economically feasible to operate, as reasonably determined by Landlord, should be taken or condemned (or sold in lieu thereof) for any public purpose, then this Lease, at the option of Landlord upon the giving of notice to Tenant within ten (10) days from the date of such condemnation or taking (or sale in lieu thereof), shall cease and terminate effective on the date of the transfer of possession of the Leased Premises to the condemning authority. If this Lease is terminated in accordance with this Section 8.1, Base Rent shall be apportioned on a per diem basis and shall be payable through the effective date of the termination.

8.2 TEMPORARY TAKING. In the event of any taking or condemnation for any public purpose of the Leased Premises or any portion thereof occurs for one hundred eighty (180) days or less, then it shall be deemed a temporary taking, this Lease shall continue in full force and effect, Landlord shall be under no obligation to make any repairs or alterations, and at Landlord’s option either (i) there shall be no abatement of Base Rent and all proceeds of such taking relating to the Lease Term occurring during such taking shall belong to Tenant, or (ii) Base Rent shall be diminished by an equitable amount (based upon the number of rentable square feet so taken) for the period of time the Leased Premises are so taken and Landlord shall be entitled to the proceeds of such taking.

8.3 CONDEMNATION PROCEEDS. All proceeds from any taking or condemnation (or sale in lieu thereof) of the Leased Premises or any portion of the Property shall belong to and be paid to Landlord, and Tenant shall not be entitled to any portion of such award (except that Tenant shall have all rights permitted under the laws of the state in which the Property is located to appear, claim and prove in proceedings relative to such taking (i) the value of any fixtures, furnishings, and other personal property which are taken but which under the terms and provisions of this Lease Tenant is permitted to remove at the end of the Lease Term, (ii) the unamortized cost [such costs having been amortized on a straight line basis over the Lease Term excluding any renewal terms] of Tenant’s leasehold improvements which are taken that Tenant is not permitted to remove at the end of the Lease Term and which were installed solely at Tenant’s expense [i.e. not paid for by Landlord or purchased with allowances provided by Landlord], and (iii) relocation and moving expenses, but not the value of Tenant’s leasehold estate created by this Lease and only so long as such claims in no way diminish the award Landlord receives from the condemning authority).

ARTICLE 9. ASSIGNMENT OR SUBLEASE

9.1 TENANT ASSIGNMENT.

(a) Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by merger, dissolution or transfer of a controlling interest in any partnership or corporate Tenant, which merger, dissolution or transfer shall be deemed an assignment) or mortgage or pledge the same, or sublet the Leased Premises, in whole or in part, without the prior written consent of Landlord, and in no event shall any such assignment or sublease ever release Tenant from any obligation or liability hereunder. No assignee or sublessee of the Leased Premises or any portion thereof may assign or sublet the Leased Premises or any portion thereof. Notwithstanding anything in this Section 9.1 to the contrary, Tenant may assign its interest in this Lease to any entity controlled by and majority owned by PC Connection, Inc., a Delaware corporation, with a principal address of 730 Milford Road, Merrimack, New Hampshire 03054.

(b) For the purposes hereof, (A) the transfer of the ownership or voting rights in a controlling interest of the voting stock of Tenant (if Tenant is a corporation), (B) the transfer of any general partnership interest or the transfer of twenty-five percent (25%) of the limited partnership interest in Tenant (if Tenant is a partnership), (C) the transfer of any ownership or membership interest in Tenant (if Tenant is a limited liability company), (D) the merger or consolidation of Tenant with or into any other corporation or entity, or (E) a sale or transfer of fifty percent (50%) or more of Tenant’s assets, at any time during the Lease Term shall be deemed to be an assignment of this Lease.

9.2 CONDITIONS OF TENANT ASSIGNMENT. Except as otherwise permitted within Section 9.1 of this Lease, if Tenant desires to assign or sublet all or any part of the Leased Premises, it shall so notify Landlord in writing at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might request concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen (15) days after Landlord’s receipt of Tenant’s proposed assignment or sublease and all required information concerning the proposed sublessee or assignee, Landlord shall have the following options: (1) cancel this Lease as to the Leased Premises or portion thereof proposed to be assigned or sublet; (2) consent to the proposed assignment or sublease, and if the rent due and payable by an assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the Rent payable under this Lease for such space, Tenant shall pay to Landlord all such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant; or (3) refuse, in its sole and absolute discretion and judgment, to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice stating otherwise. Landlord’s consent to any assignment, subletting, or reorganization is not a waiver of Landlord’s right to approve or disapprove any subsequent assignment, subletting, or reorganization. Tenant shall remain liable for the payment of Rent and performance of all other obligations under this Lease after any assignment or subletting. Receipt by Landlord of rent from any assignee, sublessee, or occupant of the Leased Premises is not a waiver of the covenant against assignment and subletting or a release of Tenant. In no event shall the following be considered as suitable assignees or sublessees under this Lease: any governmental body, agency or bureau (of the United States, any state, county, municipality or any subdivision thereof); any foreign government or subdivision thereof; any health care professional or health care service organization; schools or similar organizations; employment agencies; radio, television or other communication stations; restaurants; and retailers offering retail services from the Leased Premises. Notwithstanding the giving by Landlord of its consent to any sublease or assignment with respect to the Leased Premises, no sublessee or assignee may exercise any renewal options, expansion options, preferential rights to lease (i.e. rights of first offer or rights of first refusal) or similar rights under this Lease. Tenant may not exercise any renewal options, expansion options, preferential rights to lease (i.e. rights of first offer or rights of first refusal) or similar rights under this Lease if Tenant has assigned any portion of its interest in this Lease or subleased any portion of the Leased Premises. Upon the occurrence of an event of default of Tenant under this Lease, if all or any part of the Leased Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may at its option, collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of the assignment or sublease, and Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of the assignment or sublease, and Landlord shall have a security interest in all properties belonging to Tenant on the Leased Premises to secure payment of such sums. No collection directly by Landlord from the assignee or sublessee shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease. If Landlord agrees to an assignment of the Lease or sublease of the Leased Premises, Tenant shall pay Landlord (i) One Thousand Five Hundred and No/100 Dollars ($1,500.00) to reimburse Landlord for the administrative costs associated with such assignment or sublease and (ii) an amount equal to all legal fees and expenses incurred by Landlord in connection with the review by Landlord of Tenant’s requested assignment or sublease pursuant to this Section, together with any legal fees and disbursements incurred by Landlord in the preparation and/or review of any documentation. Tenant shall be required to pay such amounts within five (5) days of demand for payment thereof, as additional rent under this Lease.

9.3 LANDLORD ASSIGNMENT. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Property. Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

9.4 RIGHTS OF MORTGAGEE. Tenant accepts this Lease subject and subordinate to any recorded Lease, mortgage or deed of trust lien presently existing, if any, or hereafter encumbering the Property and to all existing ordinances and recorded restrictions, covenants, easements, and agreements with respect to the Property. Landlord hereby is irrevocably vested with full power and authority to subordinate Tenant’s interest under this Lease to any mortgage or deed of trust lien hereafter placed on the Property. Upon any foreclosure, judicially or non-judicially, of any such mortgage or lien, or the sale of the Property in lieu of foreclosure, or any other transfer of Landlord’s interest in the Property, whether or not in connection with a mortgage or lien (any of foregoing forms of transfer, a “Transfer”), Tenant hereby does, and hereafter agrees to attorn to the purchaser at such foreclosure or to any other transferee of Landlord’s interest, and shall recognize such purchaser, grantee, or other transferee as Landlord under this Lease, and no further attornment or other agreement shall be required to effect or evidence Tenant’s attornment to and recognition of such purchaser or grantee as Landlord hereunder. Such agreement of Tenant to attorn shall survive any such foreclosure sale, trustee’s sale, conveyance in lieu thereof, or any other transfer of Landlord’s interest in the Property. Tenant, upon demand, at any time before or after any such foreclosure sale, trustee’s sale, conveyance in lieu thereof, or other transfer shall execute, acknowledge and deliver to the prospective transferee and/or mortgagee a subordination and attornment agreement in a form acceptable to such mortgagee, and any additional written instruments and certificates evidencing such attornment as the mortgagee or other prospective transferee may reasonably require, and Tenant hereby irrevocably appoints Landlord as Tenant’s agent and attorney-in-fact for the purpose of executing, acknowledging, and delivering any such instruments and certificates. Notwithstanding anything to the contrary set forth or implied in this Section: (a) any mortgagee under any mortgage shall have the right at any time to subordinate any such mortgage to this Lease on such terms and subject to such conditions as the mortgagee in its discretion may consider appropriate (specifically, without limitation, any such mortgagee may require that the casualty and condemnation provisions of this Lease remain subordinate to any applicable mortgage even in the event that such mortgagee chooses to subordinate the remainder of such mortgage to this Lease); and (b) no transferee of Landlord’s interest in this Lease by way of any Transfer shall be responsible for or liable with respect to any representation, warranty, act, omission or default by Landlord under this Lease, or for the return of any Security Deposit (except to the extent to which such Security Deposit has been actually received by such transferee).

9.5 ESTOPPEL CERTIFICATE. Tenant agrees to furnish, from time to time, within ten (10) business days after receipt of a request from Landlord or Landlord’s mortgagee, a statement certifying, if applicable, the following: Tenant is in possession of the Leased Premises; the Lease is in full force and effect; the Lease is unmodified (except as disclosed in such statement); Tenant claims no present charge, lien, or claim of offset against Rent; all Rent is paid for the current month, but is not prepaid for more than one (1) month and will not be prepaid for more than one (1) month in advance; there is no existing default by reason of any act or omission by Landlord; that Landlord has performed all inducements required of Landlord in connection with this Lease, including construction obligations, and Tenant accepts the Leased Premises as constructed; an acknowledgment of the assignment of rentals and other sums due hereunder to the mortgagee and agreement to be bound thereby; an agreement requiring Tenant to advise the mortgagee of damage to or destruction of the Leased Premises by fire or other casualty requiring reconstruction; an agreement by Tenant to give the mortgagee written notice of Landlord’s default hereunder and to permit the mortgagee to cure such default within a reasonable time after such notice before exercising any remedy Tenant might possess as a result of such default; and such other matters as may be reasonably required by Landlord or Landlord’s mortgagee. Tenant’s failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Lease, and that Landlord has not received more than one (1) month’s Rent in advance.

ARTICLE 10. LIENS

10.1 RESERVED.

ARTICLE 11. DEFAULT AND REMEDIES

11.1 DEFAULT BY TENANT. The following shall be deemed to be events of default by Tenant under this Lease: (1) Tenant shall fail to pay when due any installment of Rent or any other payment required pursuant to this Lease; (2) Tenant shall abandon any substantial portion of the Leased Premises; (3) Tenant shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due, or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; (4) Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; (5) Tenant shall do or permit to be done any act which results in a lien being filed against the Leased Premises or the Property; (6) the liquidation, termination, dissolution or (if the Tenant is a natural person) the death of Tenant; or (7) Tenant shall be in default of any other term, provision or covenant of this Lease, other than those specified in subparts (1) through (6) above, and such default is not cured within ten (10) days after written notice thereof to Tenant.

11.2 REMEDIES FOR TENANT’S DEFAULT. Upon the occurrence of any event of default set forth in this Lease, which default is not cured within thirty (30) calendar days of Tenant’s receipt of Landlord’s written notice of default, provided, however, that if such default is, by nature, not susceptible to cure during said thirty (30) calendar day period, then the cure period shall be extended as needed (but not for a period in excess of sixty (60) calendar days from the date of the above-referenced notice of default) to accommodate the efforts of Tenant to effectuate a cure. Thereafter, Landlord shall have the option to pursue any one or more of the remedies set forth in this Section 11.2 (immediately or at any time after such event of default) without additional notice or demand:

(a) Without declaring the Lease terminated, Landlord may enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim or damages arising therefrom, and correct or repair any condition which shall constitute a failure on Tenant’s part to keep, observe, perform, satisfy or abide by any term, condition, covenant, agreement or obligation of this Lease and Tenant shall fully reimburse and compensate Landlord on demand for the costs incurred by Landlord in doing so.

(b) Without declaring the Lease terminated, Landlord may terminate Tenant’s right of possession (but not this Lease) and may repossess the Leased Premises by forcible entry or detainer suit or otherwise, or by picking or changing locks if necessary, without demand or notice of any kind and without being liable for any claim or damages arising therefrom, and remove all persons or property therefrom, using such force as may be necessary (Tenant hereby waiving any claim by reason of such reentry, repossession or removal or by issuance of any distress warrant or writ of sequestration), in which event Landlord may (but shall be under no obligation to do so unless required by law), relet the Leased Premises or any part thereof for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord (however, to the extent Landlord is so required by law to relet the Leased Premises, Landlord shall be under no obligation to relet the Leased Premises or any portion thereof in preference to any other space in the Property or on terms unsatisfactory to Landlord). For the purpose of such reletting Landlord is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Leased Premises, or provide leasing inducements or brokerage commissions that may be necessary or convenient, and (i) if Landlord shall fail or refuse to relet the Leased Premises, or (ii) if relet and a sufficient sum shall not be realized from such reletting (after paying the unpaid amounts due hereunder earned but unpaid at the time of reletting plus interest thereon at the Interest Rate, the cost of recovering possession [including, without limitation, attorney’s fees and cost of court], all of the costs and expenses of such decorations, repairs, changes, alterations and additions and all other expenses of such reletting [including, without limitation, leasing inducements and brokerage commission] and of the collection of the rent accruing therefrom) to satisfy the Rent provided for in this Lease to be paid, then Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent reserved in this Lease for such period or periods or, if the Leased Premises have been relet, Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time as the same accrues or becomes due. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section from time to time on one or more occasions without Landlord being obligated to wait until expiration of the Lease Term, and no delivery or recovery of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. If Landlord re-enters the Leased Premises or terminates this Lease pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages which may be caused by such re-entry or termination by Landlord. No such re-entry or termination shall be considered or construed to be a forcible entry.

(c) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to surrender the Leased Premises, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in Rent, enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages. Tenant agrees to pay on demand the amount of all loss and damage which Landlord may suffer for any reason due to the termination of this Lease under this Section, including (without limitation) (i) loss and damage due to the failure of Tenant to maintain and/or repair the Leased Premises as required hereunder, (ii) the cost of recovering the Leased Premises (including, without limitation, attorney’s fees and costs of court), (iii) the cost as reasonably estimated by Landlord of any alterations of, or repairs to, the Leased Premises which are necessary or proper to prepare the same for reletting, (iv) the unpaid Rent owed at the time of termination, plus interest thereon from due date at the Interest Rate, (v) the present value of the balance of the Rent for the remainder of the Lease Term less the present value of the fair market rental value (and in computing the fair market value the factors taken into account shall include without limitation the market rental concessions and the time necessary to relet the Leased Premises) of the Leased Premises for said period (in each case using a discount rate of eight percent (8%) per annum), and (vi) any other sum of money and damages owed by Tenant to Landlord.

(d) Interrupt or cause the interruption of any utility service serving the Leased Premises, deactivate Tenant’s parking access cards, suspend elevator service to the Leased Premises, remove, alter, or change any door, window, attic hatchway cover to the Leased Premises, or any lock, latch, hinge, hinge pin, doorknob, or other mechanism connected to any door, window, or attic hatchway cover to the Leased Premises, and intentionally prevent Tenant from entering the Leased Premises without resort to judicial process. Landlord is under no obligation to restore any door, window, or attic hatchway cover of any lock, latch, hinge, hinge pin, doorknob, or other mechanism attached thereto.

No repossession of or reentering all or any part of the Leased Premises, and no reletting of the Leased Premises or any part thereof, shall relieve Tenant, all of which shall survive any such repossession, re-entering or reletting by Landlord (except as otherwise expressly set forth in this Lease). If Landlord repossesses or re-enters all or any part of the Leased Premises after an event of default, Tenant shall pay to Landlord all Rent then required to be paid by Tenant. In addition to other remedies provided under this Lease, Landlord is entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the terms of this Lease, or to a decree compelling specific performance of the terms of this Lease.

Notwithstanding anything in this Lease to the contrary, if Landlord is deemed to have a duty to mitigate its damages arising from a default by Tenant under this Lease, then Landlord’s duty to mitigate shall be limited to using reasonable and good faith efforts to relet the Leased Premises, which duty to relet the Leased Premises shall not (i) require Landlord to give priority to the Leased Premises over other premises owned or managed by Landlord or its affiliates, (ii) require Landlord to relet for less than market rent, or (iii) require Landlord to relet to a tenant (or for a use) which is not in keeping with the first-class character of the Property.

Landlord’s exercise, following an event of default on behalf of Tenant under this Lease, of any right granted hereunder or under any applicable law to lock or change the locks securing the Leased Premises shall not impose upon Landlord any duty to notify Tenant of the name and address or telephone number of the individual or company from whom a new key may be obtained, nor shall Landlord have any duty to provide Tenant with a new key or any other means of access to the Leased Premises. Landlord and Tenant agree that the parties hereto intend that all rights and remedies of Landlord under this Lease or otherwise available to Landlord under applicable law shall supersede any conflicting provisions of Chapters 91, 92 and 93 of the Texas Property Code, and any amendments, modifications, recodification or other changes thereto.

Notwithstanding any other remedy set forth in this Lease, if Landlord has made Rent concessions of any type or character, or waived any Base Rent, and Tenant fails to take possession of the Leased Premises on the Commencement Date or otherwise defaults at any time during the Lease Term, the rent concessions, including any waived Base Rent, shall be canceled and the amount of the Base Rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any Base Rent had ever been granted. A rent concession or waiver of the Base Rent shall not relieve Tenant of any obligation to pay any other charge due and payable under this Lease, including, without limitation, any sum due under Section 2.3 of this Lease. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Landlord only by written notice of such termination to Tenant given in accordance with Section 13.7 below, and no other act or omission of Landlord shall be construed as a termination of this Lease.

11.3 REMEDIES CUMULATIVE. All rights and remedies of Landlord herein or existing at law or in equity are cumulative, and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other.

11.4 DEFAULT BY LANDLORD. If Landlord defaults in the performance of any term, covenant or condition required to be performed by Landlord under this Lease, Landlord shall have thirty (30) days following the receipt of written notice from Tenant specifying such default to cure such default, provided that if Landlord has commenced actions to cure such default within said thirty (30) day period, then the cure period shall be extended as needed (but not for a period in excess of sixty (60) days from the date of the above-referenced notice of default) to accommodate the efforts of Landlord to effectuate a cure.

11.5 REMEDIES FOR LANDLORD’S DEFAULT. Upon the occurrence of any default on behalf of Landlord under this Lease and subsequent failure by Landlord to cure or commence actions to cure as provided in Section 11.4, Tenant shall, as Tenant’s sole remedy, have the right to maintain an action against Landlord, for actual damages suffered as a result of Landlord’s default.

11.6 NOTICE TO MORTGAGEES. Provided that Tenant has received prior written notice of the name and address of such lender, Tenant shall serve written notice of any claimed default or breach by Landlord under this Lease upon any lender which is a beneficiary under any deed of trust or mortgage against the Leased Premises, and no notice to Landlord shall be effective against Landlord unless such notice is served upon said lender. Notwithstanding anything to the contrary contained herein, Tenant shall allow such lender the same period following lender’s receipt of such notice to cure such default or breach as is afforded Landlord, plus such longer period of time as may be reasonably necessary under the circumstances (but in no event less than thirty (30) days) for such lender to cure such default or breach.

11.7 WAIVER BY TENANT. Tenant waives and surrenders for itself and all persons or entities claiming by, through, and under it, including creditors of all kinds: (i) any right and privilege which it or any of them has under any present or future constitution, statute, or rule of law to redeem the Leased Premises or to have a continuance of this Lease for the Lease Term after termination of Tenant’s right of occupancy by order or judgment of any court, or by any legal process or writ, or under the terms of this Lease; (ii) the benefits of any present or future constitution, statute, or rule of law that exempts property from liability for debt or for distress for rent; (iii) any provision of law relating to notice or delay in levy of execution in case of eviction of a tenant for nonpayment of rent; (iv) any rights, privileges, and liens set out under Sections 91.004 and 93.003 of the Texas Property Code (as amended), and Tenant exempts Landlord from any liability or duty thereunder; and (v) any rights of Tenant to contest reappraisals of the Property (but not ad valorem taxes on Tenant’s personal property in the Leased Premises) under Sections 41.143 and 42.015 of the Texas Tax Code (as amended).

ARTICLE 12. RELOCATION

12.1 RESERVED.

ARTICLE 13. MISCELLANEOUS

13.1 WAIVER. Failure of Landlord to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Article 11 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy hereunder or at law constitute forfeiture or waiver of any Rent or damages accruing to Landlord by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Landlord to enforce one or more of the remedies provided hereunder or at law upon any event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord may collect and receive Rent due from Tenant without waiving or affecting any rights or remedies that Landlord may have at law or in equity or by virtue of this Lease at the time of such payment. Institution of a forcible detainer action to re-enter the Leased Premises shall not be construed to be an election by Landlord to terminate this Lease.

13.2 ACT OF GOD. Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an Act of God, Force Majeure or by Tenant. For the purposes of this Lease, an “Act of God” or “Force Majeure” shall mean strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections, and/or any other cause not reasonably within the control of Landlord or which by the exercise of due diligence Landlord is unable wholly or in part to prevent or overcome.

13.3 ATTORNEY’S FEES. If any party defaults in the performance of any terms, covenants, agreements or conditions contained in this Lease and the other party places in the hands of any attorney the enforcement of all or any part of this Lease, then the party which does not prevail agrees to pay the reasonable fees and costs of the prevailing party’s attorneys, whether suit is actually filed or not.

13.4 SUCCESSORS. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, successors and assigns.

13.5 RENT TAX. If applicable in the jurisdiction where the Leased Premises are situated, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease; provided, however, nothing in this Section 13.5 shall require Tenant to pay any of Landlord’s income taxes. Any such payment shall be paid concurrently with the payment of the Rent, operating expenses or other charge(s) upon which the tax is based as set forth above.

13.6 INTERPRETATION. The captions appearing in this Lease are for convenience only and in no way define, limit, construe or describe the scope or intent of any Section. Grammatical changes required to make the provisions of this Lease apply (i) in the plural sense where there is more than one tenant and (ii) to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed. The laws of the State of Texas shall govern the validity, performance and enforcement of this Lease. This Lease shall not be construed more or less favorably with respect to either party as a consequence of the Lease or various provisions hereof having been drafted by one of the parties hereto.

13.7 NOTICES. All payments required to be made by Landlord to Tenant shall be payable to Tenant at Tenant’s address set forth in Section 1.9 of this Lease. Any notice or document (other than Rent) required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered upon the earlier to occur of (i) actual receipt or (ii) whether or not actually received, three (3) days after deposit in the United States Mail, postage prepaid, certified mail, return receipt requested or (iii) one (1) day after deposit with a nationally recognized overnight delivery service (e.g. FedEx), addressed to the applicable party at the applicable address set forth in Section 1.9 of this Lease (or, in the case of Tenant, at the Leased Premises), or to such other addresses as the parties may have designated by written notice to each other, with copies of notices to Landlord being sent to Landlord’s address as shown in Section 1.9 of this Lease. Manager shall be a co-addressee with Landlord on all notices sent to Landlord by Tenant hereunder, and any notice sent to Landlord and not to Manager also, in accordance with this Section, shall be deemed ineffective at the option of Landlord.

13.8 SUBMISSION OF LEASE. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

13.9 CORPORATE AUTHORITY. If Tenant executes this Lease as a corporation or a partnership (general or limited), each person executing this Lease on behalf of Tenant hereby personally represents and warrants that: Tenant is a duly authorized and existing corporation or partnership (general or limited); Tenant is qualified to do business in the state in which the Leased Premises are located; the corporation or partnership (general or limited) has full right and authority to enter into this Lease; each person signing on behalf of the corporation or partnership (general or limited) is authorized to do so; and the execution and delivery of the Lease by Tenant will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement, or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If any representation or warranty contained in this Section is false, each person who executes this Lease shall be liable individually as Tenant hereunder.

13.10 MULTIPLE TENANTS. If this Lease is executed by more than one person or entity as “Tenant,” each such person or entity shall be jointly and severally liable hereunder. It is expressly understood that any one of the named Tenants shall be empowered to execute any modification, amendment, exhibit, floor plan, or other document herein referred to and bind all of the named Tenants thereto; and Landlord shall be entitled to rely on same to the same extent as if all of the named Tenants had executed same.

13.11 TENANT’S FINANCIAL STATEMENTS.

(a) Tenant represents and warrants to Landlord that, as of the date of execution of this Lease by Tenant, the financial statements of Tenant provided to Landlord prior to or simultaneously with the execution of this Lease accurately represent the financial condition of Tenant as of the dates and for the periods indicated therein, such financial statements are true and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein not misleading, and there has been no material adverse change in the financial condition or business prospects of Tenant since the respective dates of such financial statements. If there is a material adverse change in Tenant’s financial condition, Tenant will give immediate notice of such material adverse change to Landlord. If Tenant fails to give such immediate notice to Landlord, such failure shall be deemed an event of default under this Lease.

(b) If Landlord intends to sell all or any portion of the Building or the Property (or any interest therein), or obtain a loan secured by the Building or the Property (or any interest therein), then Tenant shall, within fifteen (15) days of Landlord’s written request (but not more frequently than three (3) times in any calendar year), furnish Landlord with financial statements, dated no earlier than one (1) year before such request, certified as accurate by Tenant, or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor’s statement, reflecting Tenant’s then current financial condition, or the financial condition of the individuals compromising Tenant, in such form and detail as Landlord may reasonably request.

13.12 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. Each covenant and agreement contained in this Lease shall be construed to be a separate and independent covenant and agreement, and any default or breach of the terms of this Lease by Landlord shall not discharge or relieve Tenant from Tenant’s obligation to perform each and every covenant and agreement of this Lease to be performed by Tenant.

13.13 LANDLORD’S LIABILITY. If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Property as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Property as herein expressly provided.

13.14 SALE OF PROPERTY. Upon any conveyance, sale or exchange of the Leased Premises or assignment of this Lease, Landlord shall be and is hereby entirely free and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence, or omission relating to the Leased Premises or this Lease occurring after the consummation of such sale or exchange and assignment.

13.15 TIME IS OF THE ESSENCE. The time of the performance of all of the covenants, conditions and agreements of this Lease is of the essence.

13.16 SUBTENANCIES. At Landlord’s option the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger of estates and shall operate as an assignment of any or all permitted subleases or subtenancies.

13.17 BROKERAGE; MUTUAL INDEMNITIES.

(a) Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease other than R.M. Crowe Leasing, LLC (“Broker”). Tenant shall indemnify, defend, and hold Landlord harmless against all costs, expenses, attorneys’ fees, or other liability for commission or other compensation or charges claimed by any broker or agent other than Broker claiming by, through, or under Tenant with respect to this Lease or any renewal or extension of the same or with respect to any expansion of the Leased Premises.

(b) Landlord warrants that it has had no dealings with any broker or agent in connection with the negotiations or execution of this Lease other than Broker. Landlord shall indemnify, defend, and hold Tenant harmless against all costs, expenses, attorneys’ fees, or other liability for commissions or other compensation or charges claimed by any broker or agent, including Broker, claiming by, through or under Landlord with respect to this Lease or any renewal or extension of the same or with respect to any expansion of the Leased Premises.

(c) Any brokerage commission payable to Broker is payable by Landlord pursuant to the terms of separate agreements between Landlord and Broker.

13.18 WAIVER OF TRIAL RIGHTS. Landlord and Tenant hereby waive trial by jury (i) in any action, proceeding or counterclaim brought by Landlord or Tenant against the other, (ii) in any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord to Tenant, the use or occupancy of the Leased Premises by Tenant or any person claiming through or under Tenant, and (iii) with respect to any claim of injury or damage and/or any emergency or other statutory remedy; provided, however, the foregoing waiver shall not apply to any action for personal injury or property damage. If Landlord commences any summary or other proceeding for nonpayment of Rent or the recovery of possession of the Leased Premises, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding, unless the failure to raise the same would constitute a waiver thereof.

ARTICLE 14. AMENDMENT AND LIMITATION OF WARRANTIES

14.1 ENTIRE AGREEMENT. IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS

LEASE, WITH THE SPECIFIC REFERENCES TO EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF LANDLORD AND TENANT; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THE SUBJECT MATTER OF THIS LEASE OR OF ANY EXPRESSLY MENTIONED EXTRINSIC DOCUMENTS THAT ARE NOT INCORPORATED IN WRITING IN THIS LEASE.

14.2 AMENDMENT. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED, OR EXTENDED EXCEPT BY AN INSTRUMENT OF A DATE SUBSEQUENT HERETO IN WRITING SIGNED BY LANDLORD AND TENANT.

14.3 LIMITATION OF WARRANTIES. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TENANT EXPRESSLY ACKNOWLEDGES THAT LANDLORD HAS MADE NO WARRANTIES OR REPRESENTATIONS CONCERNING ANY HAZARDOUS MATERIALS OR OTHER ENVIRONMENTAL MATTERS AFFECTING ANY PART OF THE PROPERTY, AND LANDLORD HEREBY EXPRESSLY DISCLAIMS AND TENANT WAIVES ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY SUCH MATTERS.

14.4 WAIVER AND RELEASES. TENANT SHALL NOT HAVE THE RIGHT TO WITHHOLD OR TO OFFSET RENT OR TERMINATE THIS LEASE EXCEPT AS EXPRESSLY PROVIDED HEREIN. TENANT WAIVES AND RELEASES ANY AND ALL STATUTORY LIENS AND OFFSET RIGHTS.

14.5 NON-DISCLOSURE OF LEASE TERMS. EXCEPT IF OTHERWISE REQUIRED BY LAW, TENANT SHALL NOT DISCLOSE ANY MATERIAL TERMS OR PROVISIONS OF THIS LEASE. IF TENANT DISCLOSES ANY OF THE MATERIAL TERMS AND/OR PROVISIONS OF THIS LEASE, EXCEPT AS MAY BE REQUIRED BY LAW, INCLUDING BUT NOT LIMITED TO THE BASE RENT, THE PERCENTAGE RENT, TENANT’S COMMON AREA COSTS AND/OR OPERATING EXPENSES OR ANY CAPS ON SUCH COSTS OR EXPENSES, MERCHANT ASSOCIATION FEES, TENANT FINISH ALLOWANCE, TENANT’S PROPORTIONATE SHARE OF GENERAL TAXES OR ANY CAP ON SUCH EXPENSE, TENANT’S PROPORTIONATE SHARE OF INSURANCE PREMIUMS OR ANY CAP ON SUCH EXPENSE, OR THE LEASE TERM TO ANY PERSON OR ENTITY NOT A PARTY TO THIS LEASE EXCEPT TENANT’S ATTORNEY, THEN TENANT SHALL BE LIABLE FOR ALL DAMAGES OR INJURY TO LANDLORD RESULTING FROM TENANT’S FAILURE TO KEEP SUCH INFORMATION CONFIDENTIAL AND TENANT SHALL INDEMNIFY AND HOLD LANDLORD HARMLESS FROM ANY DAMAGE, LOSS OR INJURY OCCASIONED THEREBY. IN THE ALTERNATIVE, AND AT LANDLORD’S SOLE OPTION, IF DAMAGES ARE DIFFICULT TO CALCULATE, TENANT SHALL PAY LIQUIDATED DAMAGES EQUAL TO ONE (1) MONTH’S BASE RENT AS DEFINED IN ARTICLE 1 HEREOF.

14.6 SECURITY DISCLAIMER. ANY SECURITY MEASURES PROVIDED BY LANDLORD MAY NOT BE TREATED BY TENANT AS A GUARANTEE AGAINST CRIME. LANDLORD DOES NOT MAKE, AND TENANT WAIVES, ANY GUARANTY OR WARRANTY, EXPRESSED OR IMPLIED, WITH RESPECT TO SECURITY AT THE PROPERTY OR IN THE BUILDING, OR THAT ANY SECURITY MEASURES WILL PREVENT OCCURRENCES OR CONSEQUENCES FOR CRIMINAL ACTIVITY. ANY MECHANICAL SECURITY DEVICES CAN BE RENDERED INOPERATIVE ANY TIME. LANDLORD IS NOT RESPONSIBLE FOR A TEMPORARY FAILURE OF SUCH DEVICES. IF SUCH DEVICES ARE IN NEED OF REPAIR, TENANT WAIVES ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO LANDLORD’S REPAIR OF SUCH DEVICES. LANDLORD’S INSTALLATION OR USE OF ANY SECURITY MEASURE DOES NOT CONSTITUTE A VOLUNTARY UNDERTAKING OR AGREEMENT BY LANDLORD TO PROVIDE SECURITY TO TENANT OR ANY TENANT-RELATED PARTY OR ANY PROPERTY OF THE SAME. LANDLORD MAY MODIFY, REDUCE OR ELIMINATE THE USE OF ANY SECURITY MEASURE AT ANY TIME WITHOUT NOTICE TO TENANT. NEITHER LANDLORD NOR ITS AGENTS, EMPLOYEES OR REPRESENTATIVES ARE LIABLE IN ANY WAY FOR ANY DISRUPTION IN THE OPERATION OR PERFORMANCE OF ANY SECURITY MEASURE. LANDLORD DOES NOT MAKE, AND TENANT WAIVES, ANY GUARANTY OR WARRANTY THAT THE PRESENCE OF ANY SECURITY MEASURE AT THE PROPERTY OR IN THE BUILDING IN ANY WAY INCREASES THE PERSONAL SECURITY OF TENANT OR ANY TENANT-RELATED PARTY OR ANY PROPERTY OF THE SAME. LANDLORD IS NOT LIABLE TO TENANT OR ANY TENANT-RELATED PARTY FOR ANY INJURY, DAMAGE OR LOSS WHATSOEVER WHICH IS CAUSED (I) AS A RESULT OF ANY PROBLEM, DEFECT, MALFUNCTION OR FAILURE OF THE PERFORMANCE OF ANY SECURITY MEASURE OR (II) BY ANY PERSON ENGAGED IN ANY CRIMINAL ACTIVITY.

[The signature page follows immediately hereafter.]

EXECUTED BY TENANT ON JANUARY 6, 2006, AND BY LANDLORD ON JANUARY 12, 2006, AND TO BE EFFECTIVE AS OF THE FIRST DAY WRITTEN ABOVE ON THE FIRST PAGE OF THIS LEASE.

LANDLORD:

RMC MIDWAY WALNUT, LP
a Texas limited partnership

By:	RMC Midway Walnut GP, LLC its general partner

	By:	/s/ Maurice Crowe
R. Maurice Crowe, Jr.
Manager

TENANT:

PC CONNECTION SALES OF MASSACHUSETTS, INC.
a Delaware corporation

By:	/s/ Timothy J. McGrath
Name:	Timothy McGrath
Title:	President

List of Exhibits:

Exhibit “A”	–	Site Plan
Exhibit “A-1”	–	Additional Space
Exhibit “B”	–	Parking
Exhibit “C”	–	Intentionally Deleted
Exhibit “D”	–	Rules and Regulations
Exhibit “E”	–	Landlord Work Letter
Rider “1”	–	Option to Extend (Two-Time)
Rider “2”	–	Tenant’s Preferential Right to Lease
Rider “3”	–	Termination Option

EXHIBIT “A”

TO OFFICE LEASE

SITE PLAN

[See Attached]

EXHIBIT “A-1”

TO OFFICE LEASE

ADDITIONAL SPACE

[See Attached]

EXHIBIT “B”

TO OFFICE LEASE

PARKING

TENANT:

1.	Throughout the Lease Term, subject to availability, Tenant shall be able to lease from Landlord parking spaces in the parking facilities related to the Property. All such parking spaces shall be leased by Tenant on an unassigned basis except as provided below, and shall be used in common with the other tenants. Landlord shall have the right to reserve parking spaces in the parking facilities as it elects, and to condition the use thereof on such terms as it elects.

2.	Throughout the Lease Term, to the extent that the same may be required pursuant to the terms and provisions of paragraph 3 below, Tenant shall pay to Landlord as monthly rent (the “Parking Rent”) for parking spaces an amount equal to the product of (i) the then current monthly rate for parking in the parking facilities (as established by Landlord from time to time) times (ii) the number of parking spaces used by Tenant. All Parking Rent shall be paid by Tenant to Landlord in advance without demand on the first day of each month, with partial months prorated as applicable, commencing with the Commencement Date.

3.	Tenant shall have the right to use (i) forty-three (43) unreserved surface parking spaces at the rate of Zero and No/100 Dollars ($0.00) per space per month (plus applicable sales tax) and (ii) zero (0) designated reserved parking spaces at the rate of Zero and No/100 Dollars ($0.00) per space per month (plus applicable sales tax). Such amounts shall be deemed Parking Rent as set forth in paragraph 2 above, payable as provided therein.

4.	Lost parking access cards or parking permits will be replaced on request with a charge of Fifteen and No/100 Dollars ($15.00) per card/permit.

5.	Tenant shall cooperate fully in Landlord’s efforts to maintain the designated use of the various parking facilities and parking areas, and shall follow all traffic, security, safety, and other rules and regulations issued by the Landlord with respect thereto.

6.	Landlord shall have the right to: make a reasonable charge for public parking, control access to the parking facilities, add below grade parking, parking decks, change curb cuts, change traffic patterns, re-stripe the parking facilities and parking surfaces as to size and location of spaces, temporarily displace vehicles (for the purpose of improving and expanding parking facilities and with appropriate rebate of Parking Rent), abandon any parking areas and add or delete acceleration/deceleration lanes on adjacent roads and alleys.

7.	Prior to issuance of the parking access cards or parking permits, Tenant must deliver to Landlord a list of the automobile license numbers of Tenant’s employees who will be using the cards or parking permits, together with Landlord’s then current per card/permit deposit. This deposit is forfeited to Landlord if any card or parking permit, is lost or damaged or not returned to Landlord on request and a new deposit must be delivered to Landlord before a replacement card or parking permit is issued to Tenant.

8.	Tenant is not assigned designated unreserved parking spaces, but is permitted to use whatever unreserved stalls are available, on a first-come, first-served basis in areas designated for tenant parking from time to time by Landlord. If for any reason Landlord fails or is unable to provide parking spaces to Tenant, this failure or inability is not a default by Landlord under this Lease.

9.	During any renewal or extension of the Lease Term or during any holdover after the termination of this Lease, Landlord reserves the right to charge Tenant the Parking Rent (plus any applicable sales tax) then imposed by Landlord for parking in the parking facilities related to the Property.

EXHIBIT “C”

TO OFFICE LEASE

Intentionally Deleted

EXHIBIT “D”

TO OFFICE LEASE

RULES AND REGULATIONS

1.	Landlord agrees to furnish Tenant with two (2) keys (of every sort that Tenant may require to access the Leased Premises and the Common Areas) without charge. Additional keys will be furnished at a nominal charge. Tenant shall not change locks or install additional locks on doors without prior written consent of Landlord. Tenant shall not make or cause to be made duplicates of keys procured from Landlord without prior written approval of Landlord. All keys to the Leased Premises shall be surrendered to Landlord upon termination of the Lease.

2.	Tenant will refer all contractors, contractor’s representatives and installation technicians rendering any service on or to the Leased Premises for Tenant to Landlord for Landlord’s approval before performance of any such contractual service. Tenant’s contractors, contractor’s representatives and installation technicians shall comply with Landlord’s rules and regulations pertaining to construction and installation, including without limitation, providing Landlord with a certificates of insurance that meet Landlord’s requirements. This provision shall apply to all work performed on or about the Property and/or the Leased Premises, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the Leased Premises or the Property.

3.	Tenant shall not at any time occupy any part of the Leased Premises as sleeping or lodging quarters.

4.	Tenant shall not place, install or operate on the Leased Premises or in any part of the Property any electrical floor heater, engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Leased Premises or the Property any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without written consent of Landlord.

5.	Landlord will not be responsible for lost or stolen merchandise, trade fixtures, furniture, furnishings, personal property, equipment, money or jewelry from the Leased Premises or the Property regardless of whether such loss occurs when the area is locked against entry.

6.	No dogs, cats, fowl or other animals shall be brought into or kept in or about the Leased Premises or the Property.

7.	Employees of Landlord shall not receive or carry messages for or to any Tenant or other person, nor shall they contract with or render free or paid services to Tenant or to any of Tenant’s agents, employees or invitees.

8.	None of the parking, plaza or recreational lawn areas, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed or any rubbish, litter, trash or material of any nature placed, emptied or thrown into these areas or such area used by Tenant’s agents, employees or invitees at any time for purposes inconsistent with their designation by Landlord.

9.	The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse and any damage, defacing or injury to any other part of the Property shall be the responsibility of (with related costs to be borne by) the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

10.	No person shall disturb occupants of the Property by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises or any unreasonable use.

11.	Nothing shall be thrown out of the windows of the Property or down the stairways or other passages.

12.	Tenant and its employees, agents and invitees shall park their vehicles only in those parking areas designated by Landlord. Tenant shall furnish Landlord with state automobile license numbers of Tenant’s vehicles and its employees’ vehicles within five (5) days after taking possession of the Leased Premises and shall notify Landlord of any changes within five (5) days after such change occurs. Tenant shall not leave any vehicle in a state of disrepair (including without limitation, flat tires, out of date inspection stickers or licenses plates) on the Leased Premises or on the Property. If Tenant or its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Landlord, after giving written notice to Tenant of such violation, shall have the right (but not the obligation) to remove such vehicles at Tenant’s expense.

13.	Parking in the parking facilities related to the Property shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Landlord. Failure to observe the rules and regulations shall terminate Tenant’s right to use such parking facilities and subject the vehicle in violation of the parking rules and regulations to removal and impoundment. No termination of parking privileges or removal or impoundment of a vehicle shall create any liability on Landlord or be deemed to interfere with Tenant’s right to possession of the Leased Premises. Vehicles must be parked entirely within the stall lines and all direction signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in areas marked as “Customer” or “Visitor” Parking, in aisles, where “No Parking” signs are posted, on ramps, in cross hatched areas, and in other areas as may be designated by Landlord. Parking stickers or other forms of identification supplied by Landlord shall remain the property of Landlord and shall not become the property of Tenant and are not transferable. Every person is required to park and lock his or her own vehicle. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle and its driver.

14.	Movement in or out of the Property of furniture, office supplies and equipment, or dispatch or receipt by Tenant of any merchandise or materials which requires use of elevators or stairways, or movement through the Property entrances or lobby shall be restricted to hours designated by Landlord. All such movement shall be under supervision of Landlord and carried out in the manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement will include determination by Landlord of time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought in to the Property. Tenant assumes, and shall indemnify Landlord against, all risks and claims of damage to persons and properties arising in connection with any said movement.

15.	Landlord shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements or delays of any sort or duration in connection with elevator service.

16.	Tenant shall not lay floor covering within the Leased Premises without written approval of Landlord. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

17.	Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling at the Property. Tenant shall not, without the prior written consent of Landlord, place any signs or other advertising materials (i) in any of the Common Areas or (ii) in any portion of the Leased Premises visible from any of the Common Areas.

18.	During all hours other than Building Standard Hours, Landlord reserves the right to exclude from the Property, all persons who are not known to the Property security personnel and who do not present a pass to the Property signed by Tenant. Each Tenant shall be responsible for all persons to whom Tenant supplies a pass.

19.	If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, Tenant, before occupying the Leased Premises shall procure and maintain such license or permit and submit it to Landlord for inspection. Tenant shall at all times comply with all terms of any such license or permit.

20.	Except with the prior written consent of Landlord, Tenant (i) shall not sell or permit the sale from the Leased Premises of, or (ii) use or permit the use of any sidewalk or mail area adjacent to the Leased Premises for, the sale of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise. Furthermore, Tenant shall not carry on, or permit or allow any employee or other person to carry on, business in or from the Leased Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Leased Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in the Lease.

21.	Tenant shall not install any radio or television antenna, loudspeaker or other device on the exterior walls of the Building.

22.	Tenant shall not use in any space, or in the Common Areas, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into the Building or kept in or about the Leased Premises without prior written approval of Landlord.

23.	Tenant shall store all its trash and garbage within the Leased Premises until removal of same by janitorial service to such location on the Property as may be designated from time to time by Landlord. No material shall be placed in the Building trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Leased Premises is located without being in violation of any applicable Legal Requirements.

24.	Tenant shall not permit the use or the operation of any coin operated machines on the Leased Premises, including without limitation, vending machines, video games, pinball machines, or pay telephones without the prior written consent of Landlord.

25.	As used in the Lease, “business days” means Monday through Saturday (except holidays); “Building Standard Hours” means 7:00 a.m. to 6:00 p.m. on weekdays and 8:00 a.m. to 1:00 p.m. on Saturdays; and “holidays” means New Years Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day and Christmas Day, together with such other holidays as are designated by Landlord consistent with those holidays designated by landlords of comparable office buildings located in the county in which the Building is located.

26.	Landlord desires to maintain the Property in the highest standard of dignity and good taste consistent with comfort and convenience for Tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. Your cooperation will be mutually beneficial and sincerely appreciated. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary, for the safety, care and cleanliness of the Leased Premises and the Property and for the preservation of good order therein.

27.	Tenant acknowledges and agrees that the Property is a non-smoking facility and that smoking is prohibited in the Property including the Leased Premises, restrooms, stairwells, hallways and other portions of the Common Areas. Tenant shall cause its employees, agents, contractors, visitors and invitees to comply with this and all other Rules and Regulations.

In the event of any conflict between the terms and provisions of these Rules and Regulations and any terms and provisions of the Lease, the terms and provisions of the Lease shall control.

EXHIBIT “E”

TO OFFICE LEASE

LANDLORD WORK LETTER

1.	Construction.

(a) Landlord agrees to construct certain leasehold improvements (the “Finish Work”) in a good and workmanlike manner in and upon the Leased Premises in accordance with construction drawings approved by both Landlord and Tenant (“Final Working Drawings”). Subject to the other applicable terms and conditions of this Exhibit and of the Lease, Landlord shall be responsible for all Costs of Construction (defined below) up to an aggregate amount (the “Finish Allowance”) equal to Fourteen and No/100 Dollars ($14.00) per rentable square foot in the Leased Premises. The Finish Allowance shall be used solely for the purpose of completing the Finish Work in the Leased Premises. Notwithstanding the foregoing, to the extent that there is any unused portion of the Finish Allowance remaining (the “Remaining Allowance”) after completion of all Finish Work agreed to by and between Landlord and Tenant as set forth above, then up to an aggregate amount equal to Two and No/100 Dollars ($2.00) per rentable square foot in the Leased Premises of the Remaining Allowance shall be credited to Tenant evenly over the first (1st) twelve (12) calendar months of the Lease Term against Base Rent owing monthly under the Lease. Notwithstanding anything to the contrary contained herein, in no event shall Landlord be obligated under this subparagraph (a) for any amount in excess of the Finish Allowance. Additionally, Landlord shall be permitted to offset against the Finish Allowance any amounts past due to Landlord by Tenant under the Lease.

(b) Landlord will employ a qualified, licensed contractor to construct the Finish Work and will require in any construction contract that such contractor construct the Finish Work in a good and workmanlike manner and in compliance with all Legal Requirements; provided, however, Tenant will be solely responsible for determining whether or not Tenant is a public accommodation under The Americans with Disabilities Act and whether or not the Final Working Drawings comply with such law and the regulations thereunder. The parties acknowledge that (i) Landlord is not an architect or engineer, and that the Finish Work will be designed and performed by independent architects, engineers and contractors (“Third Parties”), and (ii) Landlord does not guarantee or warrant that the plans or Final Working Drawings will be free from errors or omission, or that the Finish Work will be free from defects (provided, however, that Landlord agrees to use reasonable efforts to cooperate in any action Tenant desires to bring against applicable Third Parties).

2.	Costs.

(a) Tenant shall be obligated to pay to Landlord the amount by which the Costs of Construction exceed the Finish Allowance (the “Tenant Amounts”) as follows: (i) fifty percent (50%) of the Tenant Amounts shall be payable at such time, and from time to time, as the Costs of Construction are determined by Landlord to be in excess of the Finish Allowance, and (ii) the remaining actual Tenant Amounts shall be payable to Landlord at such time as the applicable Tenant Amounts are payable by Landlord (and Tenant shall make such payments in clauses (i) and (ii) immediately above to Landlord within ten (10) days after Landlord provides Tenant with an invoice therefor). Notwithstanding the foregoing, costs arising out of change orders requested by Tenant and approved by Landlord after construction has commenced and which increase the Costs of Construction shall be paid by Tenant to Landlord within five (5) days of receipt of an invoice therefor from Landlord.

(b) All installations and improvements now or hereafter placed in the Leased Premises other than building standard improvements shall be for Tenant’s account and at Tenant’s cost (and Tenant shall pay ad valorem taxes and increased insurance thereon or attributable thereto), which cost shall be payable by Tenant to Landlord upon demand as additional rent.

(c) Tenant further agrees to pay Landlord’s construction management company a fee (the “Construction Management Fee”) of five percent (5%) of the Costs of Construction as compensation for its supervision of the construction and installation of the Finish Work no later than the commencement of construction thereof. Landlord and Tenant agree that the Construction Management Fee may be paid out of the Finish Allowance to the extent funds are available for such purpose. Tenant agrees that in the event of default of payment thereof, Landlord (in addition to all other remedies) shall have the same rights as in the event of default of payment of Rent under the Lease.

3.	Substantial Completion. When Landlord considers the Finish Work to be Substantially Complete (defined below), it shall deliver to Tenant notice thereof (the “Notice of Substantial Completion”) which will (i) stipulate any so called “punch list” items which in Landlord’s determination remain incomplete, and (ii) set forth the Date of Substantial Completion (defined below).

4.	Warranties. LANDLORD SHALL MAKE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE FINISH WORK. ALL IMPLIED WARRANTIES WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED. WITHOUT LIMITING THE FOREGOING, LANDLORD SHALL NOT BE RESPONSIBLE FOR FAILURE OF THE FINISH WORK. Landlord will assign to Tenant, without recourse, any warranties obtained from contractors, subcontractors, suppliers and other Third Parties to the extent such warranties are assignable (provided that in no event shall Landlord be obligated under any such warranties).

5.	Landlord Liability. Notwithstanding anything to the contrary set forth in the Lease or in this Exhibit, if the Commencement Date is delayed for any reason (including without limitation, the failure by any current tenant or occupant of any portion of the Leased

Premises to vacate any portion of the Leased Premises), Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, nor shall such delay constitute a default by Landlord hereunder.

6.	Time is of the Essence. It is stipulated that time is of the essence in connection with Landlord’s and Tenant’s compliance with the terms of this Exhibit. Without limitation of the foregoing, it is also stipulated and agreed that Landlord’s obligation to undertake any Finish Work or other leasehold improvements (other than “punch list” items) under this Exhibit and Landlord’s obligations with respect to the Finish Allowance shall terminate automatically (and without further act or instrument) upon Substantial Completion.

7.	Definitions.

(a) “Costs of Construction” shall mean all costs and expenses of any kind whatsoever related to or arising out of the Finish Work, including, without limitation, (i) all amounts payable to contractors, subcontractors, artisans, laborers, architects, construction managers (including Landlord’s construction management company), suppliers of materials and/or manufacturers of materials and engineers with respect to the Finish Work, (ii) all costs and expenses of space planning and design (including, without limitation, costs and expenses directly attributable to space plans and construction drawings, including the Final Working Drawings), and (iii) the cost of an asbestos survey.

(b) “Date of Substantial Completion” shall mean the date which is the earlier of: (i) the date on which the Finish Work is Substantially Complete, or (ii) the date on which the Finish Work would have been Substantially Complete but for a Tenant Delay, both as reasonably determined by Landlord.

(c) “Substantially Complete” and “Substantial Completion” shall mean (i) that the Finish Work has been performed in the Leased Premises in substantial accordance with the Final Working Drawings (exclusive of any “punch list” items), (ii) all construction debris has been removed from the Leased Premises and the Leased Premises are clean, and (iii) the Leased Premises may reasonably be used and occupied by Tenant for general office purposes and/or for the Permitted Use.

(d) “Tenant Delay” shall mean the number of days Substantial Completion is delayed as a result of (i) Tenant’s failure to meet any dates established in the Lease or this Exhibit, (ii) any changes to the Finish Work requested to be made by Tenant (and approved by Landlord), (iii) Tenant’s failure to sufficiently respond to any of Landlord’s inquiries or demands, (iv) any breach by Tenant of its obligations under the Lease, including without limitation, the failure to comply with this Exhibit, and (v) any other delay or delays caused by Tenant or Tenant’s engineers, architects, consultants, employees, agents, contractors and subcontractors.

RIDER “1”

OPTION TO EXTEND

(Two-Time)

Tenant, at its option, may extend the Lease Term for two (2) successive additional periods of forty-eight (48) months each (the first such period, the “First Extension Period,” the second such period, the “Second Extension Period,” and each, an “Extension Period”). In order to exercise its option to extend as provided for in this Rider, (i) Tenant must provide Landlord with written notice of its intent to extend the Lease Term at least six (6) months prior to the expiration of the Lease Term (which, in the case of Tenant’s exercise of its option with respect to the Second Extension Period, shall be six (6) months prior to the expiration of the First Extension Period), and (ii) Tenant must not be in default (taking into account any applicable notice and cure periods) of its obligations under the Lease either at the time it sends such notice to Landlord or at the time that the applicable Extension Period commences. Upon the service of such notice and subject to the conditions set forth in the preceding sentence, Landlord shall, within ten (10) business days after receipt of Tenant’s written notice, notify Tenant in writing of Landlord’s determination of the Prevailing Market Rate (defined below) for the Leased Premises during the applicable Extension Period. The “Prevailing Market Rate” for the applicable Extension Period shall be the prevailing rental rate for properties of equivalent quality, size, and utility, in the office submarket in which the Building is located, with the length of the lease term, Landlord concessions, and the credit standing of Tenant to be taken into account. Tenant shall, within thirty (30) business days of receipt of Landlord’s written notice of Landlord’s determination of the Prevailing Market Rate, notify Landlord in writing of its acceptance, dispute, or rejection of Landlord’s determination of the Prevailing Market Rate. If Tenant rejects Landlord’s determination or does not timely respond, then the Lease will terminate at the end of the Lease Term (without renewal, or further renewal [as the case may be]). If Tenant disputes Landlord’s determination of the Prevailing Market Rate, and Landlord and Tenant are not able to reach a mutual agreement as to the Prevailing Market Rate during the following thirty (30) business day period, then the Lease will terminate at the end of the Lease Term. If Tenant accepts Landlord’s determination, or Tenant and Landlord otherwise agree upon the Prevailing Market Rate, this Lease shall be extended without the necessity of the execution of any further instrument or document. Such Extension Period shall (A) commence upon the expiration date of the Lease Term (which, in the case of the Second Extension Period, shall be the date upon which the First Extension Period expires), (B) expire upon the same day of the forty-eighth (48) calendar month thereafter, and (C) be upon the same terms, covenants, and conditions as provided in the Lease for the initial Lease Term, except that the Base Rent payable during an Extension Period shall be at the Prevailing Market Rate as determined above beginning at the commencement of the applicable Extension Period. Payment of all additional rent and other charges required to be made by Tenant under the Lease for the initial Lease Term shall continue to be made during the applicable Extension Period in accordance with the terms and provisions of the Lease. Any assignment of the Lease or subletting of the Leased Premises by Tenant shall terminate the option(s) to extend the Lease Term contained herein. Notwithstanding the foregoing, in no event shall Base Rent for an Extension Period be less than the Base Rent during the last year of the initial Lease Term (which, in the case of the Second Extension Period, shall be the last year of the First Extension Period). Notwithstanding any provision to the contrary contained in this Rider, Tenant shall not have the option to extend the Lease Term for the Second Extension Period unless it has properly exercised its option to extend the Lease Term for the First Extension Period.

RIDER “2”

TENANT’S PREFERENTIAL RIGHT TO LEASE

1. Prior to Landlord’s leasing that certain contiguous space on the first (1st) floor of the Building, designated on Exhibit “A-1” as the additional space (the “Additional Space”), to third parties (other than (i) the tenant then in possession of the Additional Space or (ii) any tenant currently holding a right to expand into, or right of first refusal on, the Additional Space), Landlord shall first offer to lease to Tenant the Additional Space before leasing such space to any third party. Such offer shall be in writing and specify the lease terms for the Additional Space, including the rent to be paid for the Additional Space, the term therefor, and the date on which the Additional Space shall be included in the Leased Premises (the “Offer Notice”). Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Additional Space on the terms set forth in the Offer Notice, within five (5) days after the day on which Landlord delivers to Tenant the Offer Notice. If Tenant timely elects to lease the Additional Space, then Landlord and Tenant shall execute an amendment to the Lease, effective as of the date the Additional Space is to be included in the Leased Premises. Such amendment shall specify the terms set forth in the Offer Notice to the extent not inconsistent with the terms of this Lease; however, Tenant shall accept the Additional Space in its “AS-IS, WHERE-IS, WITH ALL FAULTS” condition, and Landlord shall not provide to Tenant any allowance (e.g. moving allowance, construction allowance, and the like) or other tenant inducements except as specifically provided in the Offer Notice. If Tenant fails to timely notify Landlord of its acceptance of the Offer Notice, Tenant shall be deemed to have rejected the same.

Notwithstanding the foregoing, if prior to Landlord’s delivery to Tenant of the Offer Notice, Landlord has received an offer to lease all or part of the Additional Space from a third party (a “Third Party Offer”) and such Third Party Offer includes space in excess of the Additional Space, Tenant must exercise its right hereunder, if at all, as to all of the space contained in the Third Party Offer. If Tenant fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof, and Landlord may lease all or any portion of the Additional Space to third parties on such terms as Landlord may elect. Tenant may not exercise its rights under this Rider if an event of default under the Lease exists or, if after the Commencement Date, Tenant is not then occupying the entire Leased Premises. For purposes hereof, if an Offer Notice is delivered for less than all of the Additional Space but such notice provides for an expansion, right of first refusal, or other preferential right to lease some of the remaining portion of the Additional Space, then such remaining portion of the Additional Space shall thereafter be excluded from the provisions of this Rider.

2. Furthermore, Tenant’s rights under this Rider shall terminate if (a) the Lease or Tenant’s right to possession of the Leased Premises is terminated; (b) Tenant assigns any of its interest in the Lease or sublets any portion of the Leased Premises, other than in conjunction with a Permitted Affiliate; or (c) Tenant rejects (or is deemed to have rejected) any Offer Notice or Third Party Offer.

RIDER “3”

TERMINATION OPTION

Subject to the terms of this Rider, Tenant shall have the option (“Termination Option”) to terminate this Lease effective upon the date (the “Termination Date”) which is the last day of the twenty-fourth (24th) full calendar month during the Lease Term by: (i) notifying Landlord (the “Notification”) in writing of Tenant’s exercise of the Termination Option at least four (4) months prior to the Termination Date; and (ii) paying to Landlord, in cash or its equivalent, concurrently with delivery of the Notification, a termination fee equal to the sum of all unamortized leasing costs (bearing interest at ten percent (10%) per annum compounded monthly) incurred by Landlord with respect to the Lease and/or Tenant’s occupancy of the Leased Premises. Should Tenant exercise the Termination Option in accordance with the foregoing terms and provisions, the Lease shall terminate on the Termination Date, and neither Landlord nor Tenant shall have any further liability or obligation under the Lease after the Termination Date; provided, however, that neither Landlord nor Tenant shall be relieved of or from any of its obligations, covenants and/or liabilities arising under the Lease, or in any way relating to the Leased Premises, which accrue on or prior to the Termination Date, including without limitation any obligation of indemnity or reimbursement arising under the Lease.

If Tenant fails to exercise the Termination Option in accordance with all terms and provisions of the foregoing paragraph, then the Termination Option shall be deemed void and Tenant shall have automatically and forever waived Tenant’s right to exercise the Termination Option. Notwithstanding any provision of the Lease or of this Rider to the contrary, Tenant shall not be entitled to exercise the Termination Option if: (i) any event of default exists either at the time of the Notification or on the Termination Date; (ii) Tenant is not then occupying the entire Leased Premises; and/or (iii) Tenant has assigned any of its interest in this Lease or sublet any portion of the Leased Premises.